                                 EXHIBIT 10.7

Receivables Sale Agreement dated as of August 22,1996 by and between Printpack, Inc. and Flexible Funding Corp.

                                 [INTERCOMPANY TRUE SALE AGREEMENT]

          =========================================================



                           RECEIVABLES SALE AGREEMENT

                          DATED AS OF AUGUST 22, 1996

                                    BETWEEN

                                PRINTPACK, INC.,
                               AS THE ORIGINATOR

                                      AND


                            FLEXIBLE FUNDING CORP.,
                                  AS THE BUYER




          =========================================================


ARTICLE I AMOUNTS AND TERMS OF THE PURCHASES                               1
      Section 1.1. Purchases of Receivables.                               1
      Section 1.2. Payment for the Purchases.                              3
      Section 1.3. Purchase Price Credit Adjustments                       5
      Section 1.4. Payments and Computations, Etc.                         5
      Section 1.5. Transfer of Records                                     6
      Section 1.6. Characterization                                        6
ARTICLE II REPRESENTATIONS AND WARRANTIES                                  7
      Section 2.1. Originator Representations and Warranties.              7
            (a)  Corporate Existence and Power.                            7
            (b)  No Conflict.                                              7
            (c)  Governmental Authorization                                7
            (d)  Binding Effect.                                           8
            (e)  Accuracy of Information.                                  8
            (f)  Use of Proceeds.                                          8
            (g)  Good Title; Perfection.                                   8
            (h)  Places of Business.                                       8
            (i)  Collection Banks; etc.                                    9
            (j)  Financial Statements; Material Adverse Effect             9
            (k)  Names                                                     9
            (l)  Actions, Suits                                            10
            (m)  Credit and Collection Policy.                             10
            (n)  Payments to Originator.                                   10
            (o)  Ownership of the Buyer.                                   10
            (p)  Not an Investment Company.                                10
            (q)  Eligibility of Receivables                                10
            (r)  Purpose.                                                  10
            (s)  ERISA.                                                    11
ARTICLE III CONDITIONS OF PURCHASES                                        11
      Section 3.1. Conditions Precedent to Initial Purchase                11




                                                                            Page
      Section 3.2. Conditions Precedent to All Purchases                    11
ARTICLE IV COVENANTS                                                        12
      Section 4.1. Affirmative Covenants of Originator                      12
            (a)  Financial Reporting.                                       12
                  (i)    Annual Reporting.                                  12
                  (ii)   Quarterly Reporting.                               12
                  (iii)  Compliance Certificate.                            13
                  (iv)   Shareholders Statements and Reports.               13
                  (v)    S.E.C. Filings                                     13
                  (vi)   Notices under Transaction Documents                13
                  (vii)  Change in Credit and Collection Policy             13
                  (viii) Other Information                                  13
            (b)  Notices.                                                   13
                  (i)    Events of Default or Potential Events of Default.  14
                  (ii)   Litigation.                                        14
                  (iii)  ERISA.                                             14
                  (iv)   Downgrade.                                         14
            (c)  Compliance with Laws.                                      14
            (d)  Audits.                                                    14
            (e)  Keeping and Marking of Records and Books.                  15
            (f)  Compliance with Contracts and Credit and Collection Policy 15
            (g)  Ownership Interest.                                        15
            (h)  Purchasers' Reliance.                                      15
            (i)  Collections.                                               16
            (j)  ERISA.                                                     17
            (k)  Lines of Business.                                         17
      Section 4.2. Negative Covenants of Originator                         17
            (a)  Name Change, Offices, Records and Books of Accounts.       17
            (b)  Change in Payment Instructions to Obligors.                17



                                                                          Page

            (c)  Modifications to Credit and Collection Policy.            17
            (d)  Sales, Liens, Etc.                                        18
            (e)  Accounting for Purchases.                                 18
ARTICLE V ADMINISTRATION AND COLLECTION                                    18
      Section 5.1. Designation of Sub-Servicer                             18
      Section 5.2. Duties of Sub-Servicer                                  19
      Section 5.3. Collection Account Agreements                           20
      Section 5.4. Responsibilities of the Originator                      20
      Section 5.5. Receivables Reports.                                    20
      Section 5.6. Sub-Servicer Fee.                                       21
ARTICLE VI EVENTS OF DEFAULT                                               21
      Section 6.1. Events of Default.                                      21
      Section 6.2. Remedies                                                22
ARTICLE VII INDEMNIFICATION                                                23
      Section 7.1. Indemnities by the Originator                           23
      Section 7.2. Other Costs and Expenses                                25
ARTICLE VIII MISCELLANEOUS                                                 25
      Section 8.1. Waivers and Amendments                                  25
      Section 8.2. Notices.                                                25
      Section 8.3. Protection of Buyer's Interests                         26
      Section 8.4. Confidentiality                                         26
      Section 8.5. Bankruptcy Petition                                     27
      Section 8.6. Limitation of Liability.                                27
      Section 8.7. CHOICE OF LAW.                                          28
      Section 8.8. CONSENT TO JURISDICTION                                 28
      Section 8.9. WAIVER OF JURY TRIAL                                    28
      Section 8.10. Binding Effect; Assignability                          29
      Section 8.11. Subordination                                          29
      Section 8.12. Integration; Survival of Terms.                        30
      Section 8.13. Counterparts; Severability.                            30



                                                                          Page
      EXHIBIT I DEFINITIONS                                                32
      EXHIBIT II CHIEF EXECUTIVE OFFICE OF THE ORIGINATOR;
           LOCATIONS OF RECORDS; TRADE NAMES; FEDERAL EMPLOYER
           IDENTIFICATION NUMBER                                           42
      EXHIBIT III COLLECTION ACCOUNTS; LOCK-BOXES; CONCENTRATION
           ACCOUNTS; AND DEPOSITARY ACCOUNTS                               44
      EXHIBIT IV FORM OF COMPLIANCE CERTIFICATE                            45
      EXHIBIT V FORM OF COLLECTION ACCOUNT AGREEMENT                       46
      EXHIBIT VI CREDIT AND COLLECTION POLICY                              50
      EXHIBIT VII FORM OF MONTHLY REPORT                                   51
      EXHIBIT VIII FORM OF WEEKLY REPORT                                   52
      EXHIBIT IX FORM OF SUBSCRIPTION AGREEMENT                            53
            Exhibit A to Stockholder and Subscription Agreement
                 Form of Certificate of Incorporation                      60
            Exhibit B to Stockholder and Subscription Agreement
                 Form of By-laws                                           71
      EXHIBIT X FORM OF SUBORDINATED NOTE                                  87
      SCHEDULE A DOCUMENTS AND RELATED ITEMS TO BE DELIVERED ON OR
           PRIOR TO THE INITIAL PURCHASE                                   92



     THIS RECEIVABLES SALE AGREEMENT, dated as of August 22, 1996, is by and between PRINTPACK, INC., a Georgia corporation (the "ORIGINATOR"), and FLEXIBLE FUNDING CORP., a Delaware corporation (the "BUYER"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in EXHIBIT I hereto.

                             PRELIMINARY STATEMENTS

           The Originator now owns, and from time to time hereafter will own, Receivables. The Originator wishes to sell and assign to the Buyer, and the Buyer wishes to purchase from the Originator, all right, title and interest of the Originator in and to the Receivables now and hereafter arising.

           The Originator and the Buyer believe that it is in their mutual best interests for the Originator to sell the Receivables to the Buyer and for the Buyer to purchase the Receivables.

           The Originator and the Buyer intend this transaction to be a true sale of the Receivables from the Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originator and the Buyer do not intend this transaction to be, or for any purpose to be characterized as, a loan from the Buyer to the Originator.

           Upon purchasing the Receivables from the Originator, the Buyer will sell interests in all or a portion of the Receivables and certain related rights pursuant to that certain Receivables Purchase Agreement dated as of August 22, 1996 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "PURCHASE AGREEMENT") among the Buyer, Falcon Asset Securitization Corporation ("FALCON"), the financial institutions parties thereto as "INVESTORS" and The First National Bank of Chicago ("FIRST CHICAGO"), as agent for FALCON and such Investors (in such capacity, the "AGENT").


                                   ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1. Purchases of Receivables.

     (a) Effective on the date of the initial Purchase hereunder, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Originator does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from the Originator, on the term and subject to the conditions set forth herein, all of the Originator's right, title and interest in and to all Receivables existing as of the close of business on the date of such initial Purchase and all Receivables thereafter arising, together, in each case, with all Related Security relating there to and all Collections thereof; PROVIDED, HOWEVER, that in no event shall the Buyer purchase, or the Originator sell, any Receivable arising after the Termination Date. On the date of the initial Purchase, the Buyer shall acquire all of the Originator's right, title and interest in and to all Receivables existing as of the close of business on such date (together with all Related Security relating thereto and all Collections thereof). On each Business Day thereafter through and including the Termination Date, the Buyer shall acquire all of the Originator's right, title and interest in and to all Receivables which were not previously purchased by the Buyer hereunder upon the creation of such Receivables (together with all Related Security relating thereto and all Collections thereof), PROVIDED THAT the acquisition by the Buyer of such right, title and interest of the Originator in connection with each Purchase hereunder is conditioned upon and subject to the Originator's receipt of the Purchase Price therefor in accordance with SECTION 1.2 below. In connection with consummation of any Purchase hereunder, the Buyer may request that the Originator deliver, and the Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.

     (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a "sale of accounts," as such term is used in Article 9 of the UCC, which sales are absolute and irrevocable and provide the Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to SECTION 1.3 hereof, each sale of Receivables hereunder is made without recourse to the Originator; PROVIDED, HOWEVER, that (i) the Originator shall be liable to the Buyer for all representations, warranties and covenants made by the Originator pursuant to the terms of the Transaction Documents, and (ii) such sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of the Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured by such Receivables, the Originator agrees on or prior to the date hereof to mark its master data processing records relating to the Receivables with a legend, acceptable to the Buyer, evidencing that the Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to the Buyer. Upon the request of the Buyer or the Agent, the Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer's ownership interest in the Receivables, the Related Security and the Collections, or as the Buyer or the Agent may reasonably request.

     Section 1.2. Payment for the Purchases.

           (a) The Purchase Price for the initial Purchase of Receivables shall be payable in full by the Buyer to the Originator on the date of such initial Purchase, and shall be paid to the Originator in the following manner:

           (i) by delivery of immediately available funds, to the extent of funds made available to the Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement,

           (ii) by the issuance of equity in the manner contemplated in the Subscription Agreement and having a value of not less than $100,000, and

           (iii) the balance, with the proceeds of a Subordinated Loan.

The Purchase Price for each Purchase after the initial Purchase shall become due and owing in full by the Buyer to the Originator or its designee on the date of such Purchase (EXCEPT THAT the Buyer may, with respect to any such Purchase, offset against such Purchase Price any amounts owed by the Originator to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to the Originator in the manner provided in the following paragraphs
(b), (c) and (d).

           (b) With respect to any Purchase hereunder, at the time of settlement of the Purchase Price therefor pursuant to paragraph (d) below, the Buyer may elect to pay all or any part of, the applicable Purchase Price by borrowing from the Originator a subordinated revolving loan (each, a "SUBORDINATED LOAN"), and the Originator, subject to the remaining provisions of this paragraph, irrevocably agrees to advance such Subordinated Loan in the amount so specified by the Buyer (which amount, unless otherwise specified by the Buyer, shall be deemed to be the lesser of (i) the aggregate Purchase Price which remains owing to the Originator in connection with such settlement after giving effect to funds received by the Originator which have been applied thereto, and (ii) the maximum Subordinated Loan which may then be borrowed under the restrictions set forth in the following sentence). Notwithstanding the foregoing, the Originator is not committed to make any Subordinated Loan (and the Buyer's right to make the election described hereinabove shall not be effective), if and to the extent that, as of the end of the last Business Day of the Calculation Period to which such settlement relates (or such other date of determination as may be applicable pursuant to the proviso in paragraph (c) below) and as a result of making such loan, either: (1) the aggregate outstanding amount of the Subordinated Loans would exceed an amount equal to THE SUM OF (x) the aggregate Outstanding Balance of the "ELIGIBLE RECEIVABLES" under and as defined in the Purchase Agreement at such time, PLUS (y) 97% of the aggregate Outstanding Balance of Receivables which are not "ELIGIBLE RECEIVABLES" under and as defined in the Purchase Agreement at such time, MINUS
(z) the aggregate Capital outstanding at such time under the Purchase Agreement, or (2) the Buyer's Net Worth would be less than $100,000, or (3) the amount of the Subordinated Loan then being made would exceed an amount equal to the Purchase Price payable in connection with the Purchases during such

Calculation Period (or such other date or period as may be applicable pursuant to the proviso in paragraph (c) below) MINUS funds then being made available under the Purchase Agreement or otherwise then available to the Buyer during or with respect to such Month Period (or such other date or period, if applicable). The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of, a promissory note in the form of EXHIBIT X hereto (the "SUBORDINATED NOTE") and shall be payable solely from funds which the Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent and/or the Purchasers.

     (c) In the case of any Purchase subsequent to the initial Purchase, if the Buyer has insufficient funds to pay in full the applicable Purchase Price (after taking account of the proceeds of Subordinated Loans available to the Buyer), then the Originator shall be deemed to have contributed to the capital of the Buyer Receivables having a Purchase Price equal to the otherwise unpaid portion of the total Purchase Price owing for such Purchase, which capital contributions shall be determined on an aggregate basis for the Calculation Period in which such Purchase occurred in connection with the settlement for such Calculation Period effected pursuant to paragraph (d) below; PROVIDED, HOWEVER, that no such deemed capital contribution shall be made from and after the date on which the Originator notifies the Buyer in writing that it has designated a date as the Termination Date, and the Originator shall not be obligated to convey Receivables to the Buyer or otherwise consummate Purchases hereunder from and after such date unless the Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to the Buyer from Collections or otherwise or with the proceeds of Subordinated Loans.

     (d) On each Business Day during a Calculation Period after the date of the initial Purchase, all Collections available to the Buyer (after setting aside amounts required to be set aside for the benefit of, or otherwise paid over to, the Agent and/or the Purchasers in accordance with the Purchase Agreement) shall be paid directly to the Originator and, subject to receipt by the Originator of the sub-Servicer Fee payable by the Buyer pursuant to SECTION 5.6 hereof for the Calculation Period in which such Business Day occurs, shall be applied as payments toward the Purchase Price of Receivables conveyed by the Originator to the Buyer during such Calculation Period. Although amounts shall be paid directly to the Originator on a daily basis in accordance with the first sentence of this paragraph, settlement of the Purchase Price between the Borrower and the Originator shall be effected on a fiscal monthly basis with respect to all Purchases within the same Calculation Period concurrently with the delivery of the Monthly Report relating to such Calculation Period pursuant to SECTION 5.5 hereof and based on the information contained therein. In addition to such other information as may be included therein, each Monthly Report shall set forth the following with respect to the related Calculation
Period: (i) the aggregate Outstanding Balance of Receivables created and conveyed in Purchases during such Calculation Period, (ii) the aggregate Purchase Price payable to the Originator in respect of such Purchases, specifying the Discount Factor in effect for such Calculation Period and the aggregate Purchase Price Credits deducted in calculating such aggregate Purchase Price, (iii) the aggregate amount of funds received by the Originator during such Calculation Period which are to be applied toward the aggregate Purchase Price owing for such Calculation Period pursuant to the first sentence of this paragraph, (iv) the increase or decrease in the amount outstanding under the Subordinated Note as of the end of such monthly Period after giving effect to the application of funds toward the aggregate Purchase Price and the restrictions on Subordinated Loans set forth in paragraph (b) above, and (v) the amount of any capital contribution made by the Originator to the Buyer as of the end of such Calculation Period pursuant to paragraph (c) above. Although settlement shall be effected concurrently with the delivery of each Monthly Report, increases or decreases in the amount owing under the Subordinated Note made pursuant to paragraph (b) above and any contribution of capital by the Originator to the Buyer made pursuant to paragraph (c) above shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

     Section 1.3. Purchase Price Credit Adjustments. If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective goods or services, any cash discount or any adjustment by the Originator (whether individually or in its performance of duties as Sub-Servicer), or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to the Originator or any Affiliate thereof) or (z) is otherwise reduced as a result of any of the factors set forth in the definition of Dilutions, then, in such event, the Buyer shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable hereunder equal to the full amount of such reduction or cancellation. If such Purchase Price Credit exceeds the Original Balance of the Receivables to be sold hereunder on any date, then the Originator shall pay the remaining amount of such Purchase Price Credit in cash on the next succeeding Business Day; PROVIDED THAT, if the Termination Date has not occurred, the Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note. Upon the payment (through offset or otherwise) of any Purchase Price Credit relating to returned or repossessed goods, all right, title and interest in and to such goods shall be re-vested in the Originator and the Buyer shall have no further interest therein.

     Section 1.4. Payments and Computations, Etc. All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the Originator designated from time to time by the Originator or as otherwise directed by the Originator. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Any amount due hereunder which is not paid when due hereunder shall bear interest at the Base Rate as in effect from time to time until paid in full; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     Section 1.5. Transfer of Records.

     (a) In connection with the Purchases of Receivables hereunder, the Originator hereby sells, transfers, assigns and otherwise conveys to the Buyer all of the Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with any Purchase. In connection with such transfer, the Originator hereby grants to each of the Buyer and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Originator or is owned by others and used by the Originator under license agreements with respect thereto, PROVIDED THAT should the consent of any licensor of the Originator to such grant of the license described herein be required, the Originator hereby agrees that upon the request of the Buyer (or the Agent as the Buyer's assignee) it will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

     (b) The Originator (i) shall take such action requested by the Buyer and/or the Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from the Originator hereunder and (ii) shall use its reasonable efforts to ensure that the Buyer and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

     Section 1.6. Characterization. If, notwithstanding the intention of the parties expressed in SECTION 1.1(B), the conveyance by the Originator to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, this Agreement shall constitute a security agreement under the UCC and other applicable law. For this purpose, the Originator hereby grants to the Buyer a duly perfected security interest in all of the Originator's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof which security interest shall be prior to all other liens on and security interests therein. After an Event of Default, the Buyer and its assignees shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Section 2.1. Originator Representations and Warranties. The Originator hereby represents and warrants, individually and in its capacity as Sub-Servicer, to the Buyer and its assigns that:

     (a) Corporate Existence and Power. The Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which it conducts its business and where the failure to obtain such license, authorization, consent or approval would have a Material Adverse Effect.

     (b) No Conflict. The execution, delivery and performance by the Originator of this Agreement and each other Transaction Document, and the Originator's use of the proceeds of Purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it the contravention of which would or could reasonably be expected to have a Material Adverse Effect, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any material order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document to which the Originator is a party have been duly authorized, executed and delivered by the Originator.

     (c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of the Transaction Documents.

     (d) Binding Effect. The Transaction Documents constitute the legal, valid and binding obligations of the Originator enforceable against the Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

     (e) Accuracy of Information. All information heretofore furnished by the Originator or any of its Affiliates to the Buyer, the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Originator or any of its Affiliates to the Buyer, the Agent and/or the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

           (f) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

           (g) Good Title; Perfection. Immediately prior to each Purchase hereunder, the Originator shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents and except for the lien of the Bank Agent which will be automatically released simultaneously with each such Purchase in accordance with the Intercreditor Agreement. This Agreement is effective to, and shall, upon each Purchase hereunder, irrevocably transfer to the Buyer legal and equitable title to, with the legal right to sell and encumber, such Receivables and the Related Security, free and clear of any Adverse Claim except as otherwise created by the Buyer under the Purchase Agreement. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Buyer's ownership interest in such Receivables.

           (h) Places of Business. The principal places of business and chief executive office of the Originator and the offices where the Originator keeps all its Records are located at the address(es) listed on EXHIBIT II or such other locations notified to the Buyer in accordance with SECTION 4.2(A) in jurisdictions where all action required by SECTION 4.2(A) has been taken and completed. The Originator's Federal Employer Identification Number is correctly set forth on EXHIBIT II.

           (i) Collection Banks; etc. Except as otherwise notified to the Buyer in accordance with SECTION 4.2(B):

           (i) the Originator has instructed all Obligors (other than the Obligors on Flexible Packaging Receivables) to pay all Collections directly to a segregated lock-box identified on
      EXHIBIT III hereto,

           (ii) in the case of all proceeds remitted to any such lock-box which is now or hereafter established, such proceeds will be deposited directly by the applicable Collection Bank into a concentration account or a depository account listed on EXHIBIT III,

           (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Originator at each Collection Bank, are listed on EXHIBIT III, and

           (iv) each lock-box and Collection Account to which Collections are remitted shall be subject to a Collection Account Agreement that is then in full force and effect.

In the case of lock-boxes and Collection Accounts identified on EXHIBIT III, exclusive dominion and control thereof has been transferred to the Buyer. The Originator has not granted any Person, other than the Buyer as contemplated by this Agreement (and other than the Bank Agent, from and after termination of the Collection Account Agreements), dominion and control of any lock-box or other Collection Account, or the right to take dominion and control of any lock-box or other Collection Account at a future time or upon the occurrence of a future event.

           (j) Financial Statements; Material Adverse Effect. The consolidated financial statements of the Originator and its consolidated Subsidiaries dated March 31, 1996 furnished by the Originator to the Buyer and the Agent are complete and correct in all material respects, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present, in all material respects, the consolidated financial condition and results of operations of the Originator and its consolidated Subsidiaries as of such date and for the period ended on such date. As of the date of the initial purchase hereunder, no event has occurred since March 31, 1996 which would have a Material Adverse Effect.

           (k) Names. In the past five years, the Originator has not used any corporate names, trade names or assumed names other than those listed on
EXHIBIT II.

           (l) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of the Originator's knowledge, threatened, against or affecting the Originator, or any of the properties of the Originator, in or before any court, arbitrator or other body, which are reasonably likely to (i) adversely affect the collectibility of a material portion of the Receivables,
(ii) materially adversely affect the financial condition of the Originator or
(iii) materially adversely affect the ability of the Originator to perform its obligations under the Transaction Documents. The Originator is not in default with respect to any order of any court, arbitrator or governmental or regulatory body.

           (m) Credit and Collection Policy. With respect to each Receivable, each of the Originator and the Sub-Servicer has complied in all material respects with the Credit and Collection Policy.

           (n) Payments to Originator. With respect to each Receivable sold to the Buyer under this Agreement, the Buyer has given reasonably equivalent value to the Originator in consideration for the transfer of such Receivable and the Related Security with respect thereto under this Agreement and such transfer was not made for or on account of an antecedent debt. No sale by the Originator to the Buyer of any Receivable is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Section Section 101 et seq.), as amended.

     (o) Ownership of the Buyer. The Originator owns one hundred percent (100%) of the issued and outstanding capital stock of the Buyer. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of the Buyer other than the pledge to the Bank Agent of the Buyer's stock. The management of the Originator has determined that the organization of the Buyer and the limited purposes of the Buyer are in the best interests of the Originator.

     (p) Not an Investment Company. The Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

     (q) Eligibility of Receivables. Each of the Receivables sold or contributed by the Originator to the Buyer on each Business Day prior to the Termination Date which is proposed to be included in Net Eligible Receivables under the Purchase Agreement was an Eligible Receivable on the Business Day on which it was sold or contributed by the Originator to the Buyer.

     (r) Purpose. The Originator has determined that, from a business viewpoint, the sale of the Receivables to the Buyer contemplated hereby is in the best interests of the Originator.

     (s) ERISA. No fact or circumstance, including but not limited to any Reportable Event, exists in connection with any Plan which would constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and which would result in the termination of a Plan and the incurrence of material liability by the Originator or any ERISA Affiliate to the Plan, the PBGC, participants, beneficiaries or a trustee. No Plan has an accumulated funding deficiency as defined in Section 412(a) of the Code or Section 302(a) of ERISA, and no lien exists with respect to any Plan for failure to make required contributions as described under 412(n) of the Code or Section 302(f) of ERISA. For the purposes of this representation and warranty, the Originator shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA.

                                  ARTICLE III
                            CONDITIONS OF PURCHASES

     Section 3.1. Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (i) the Buyer shall have received on or before the date of such Purchase those documents listed on SCHEDULE A hereto and (ii) all conditions precedent to the initial purchase under the Purchase Agreement shall have been satisfied and/or waived.

     Section 3.2. Conditions Precedent to All Purchases. Each Purchase shall be subject to the further conditions precedent that (a) on the date of each such Purchase, the following statements shall be true both before and after giving effect to such Purchase (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by the Originator that such statements are then true):

     (i) the representations and warranties set forth in ARTICLE II are correct on and as of the date of such Purchase as though made on and as of such date;

     (ii) no event has occurred, or would result from such Purchase, that will constitute an Event of Default, and no event has occurred and is continuing, or would result from such Purchase, that would constitute a Potential Event of Default; and

     (iii) the Termination Date shall not have occurred;

and (b) the Buyer shall have received such other approvals, opinions or documents as it may reasonably request.

     Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Purchase (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to the Buyer and/or by offset of capital contributions to be made under the Subscription Agreement), title to the Receivables and related assets included in such Purchase shall vest in the Buyer, whether or not the conditions precedent to such Purchase were in fact satisfied.


                                   ARTICLE IV
                                   COVENANTS

     Section 4.1. Affirmative Covenants of Originator. Until the date this Agreement shall terminate in accordance with its terms, the Originator hereby covenants, individually and in its capacity as Sub-Servicer, that:

     (a) Financial Reporting. The Originator will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Buyer:

           (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, a complete copy of the Originator's audit report, which shall include at least the Originator's and its consolidated Subsidiaries' consolidated balance sheet, consolidated income statement and consolidated statement of cash flow for such year, examined in accordance with generally accepted auditing standards by an independent public accountant of national reputation selected by the Originator and reasonably acceptable to the Buyer, together with the certificate described in clause (iii) below. Such auditor's report shall be free from exceptions, reservations or qualifications as result of which the auditor is unable to conclude that the financial statements fairly present or adequately disclose, in all material respects, the financial condition of the Originator and its consolidated Subsidiaries and shall not be limited because of restricted or limited access by such accountant to any material portion of the Originator's or any Subsidiary's records.

           (ii) Quarterly Reporting.   Within 45 days after the close of each
      of the first three quarterly periods of each of its fiscal years, the Originator's and its consolidated Subsidiaries' unaudited consolidated balance sheet, consolidated income statement and consolidated statement of cash flow for such quarter and that portion of the fiscal year ending with such quarter, certified by the Chief Financial Officer of the Originator as being complete and correct and fairly presenting, in all material respects, the Originator's and its consolidated Subsidiaries' financial condition and results of operations as of the end of such quarter and for that portion of the fiscal year ending with such quarter, together with the certificate described in clause (iii) below.

           (iii) Compliance Certificate. Together with the financial statements required to be delivered under clauses (i) and (ii) above, a compliance certificate in substantially the form of EXHIBIT IV signed by the Originator's Chief Financial Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

           (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof generally to the shareholders of the Originator, copies of all financial statements, reports and proxy statements so furnished.

           (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements, notices of securities issuance, annual, quarterly, monthly or other regular reports which the Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

           (vi) Notices under Transaction Documents. Forthwith upon its receipt of any notice, request for consent, financial statements, certification, report or other written communication under or in connection with any Transaction Document from any Person other than the Buyer, the Agent or any Purchaser, copies of the same.

           (vii) Change in Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

           (viii) Other Information. Such other information (including non-financial information) as the Buyer (or any of its assignees) may from time to time reasonably request.

           (b) Notices. The Originator will notify the Buyer and the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

           (i) Events of Default or Potential Events of Default. The occurrence of each Event of Default or each Potential Event of Default, by a statement of the Chief Financial Officer of the Originator.

           (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against the Originator or any of its Subsidiaries, or to which the Originator or any of its Subsidiaries becomes party, in either case which the Originator reports to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

           (iii) ERISA. The occurrence of any Reportable Event under Section 4043(c) (5), (6) or (9) of ERISA with respect to any Plan, any decision to terminate or withdraw from a Plan, any finding made with respect to a Plan under Section 4041(c) or (e) of ERISA, the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA, the failure to make any required installment or other required payment under
      Section 412 of the Code or Section 302 of ERISA on or before the date for such installment or payment, or any material increase in the actuarial present value of unfunded vested benefits under all Plans over the preceding year.

           (iv) Downgrade. Any downgrading in the rating of any Indebtedness of the Originator by Standard & Poor's Ratings
      Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

           (c) Compliance with Laws. The Originator will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject the failure with which to comply would or could reasonably be expected to have a Material
Adverse Effect.

          (d) Audits. The Originator will furnish to the Buyer (and/or the Agent on behalf of the Buyer) from time to time such information with respect to the Receivables as the Buyer or the Agent may reasonably request. The Originator shall, from time to time during regular business hours as requested by Buyer (or the Agent on its behalf) upon reasonable notice, permit the Buyer or the Agent, or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Originator relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Originator's financial condition or the Receivables and the Related Security or the Originator's performance hereunder or the Originator's performance under the Contracts with any of the officers or employees of the Originator having knowledge of such matters.

           (e) Keeping and Marking of Records and Books.

           (i) The Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Originator will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

           (ii) The Originator will (a) on or prior to the date hereof, mark its master data processing records and other books and records as required by SECTION 1.1(B) and further describing the "RECEIVABLE INTERESTS" sold by the Buyer to the Purchasers pursuant to the Purchase Agreement and (b) upon the request of the Buyer or the Agent: (x) mark each Contract with a legend describing Buyer's interest therein and further describing the Receivable Interests of the Purchasers and (y) deliver to the Buyer or its designee all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables then in the Originator's possession.

           (f) Compliance with Contracts and Credit and Collection Policy. The Originator will (i) timely and fully perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy. The Originator will pay when due any taxes payable in connection with the Receivables.

           (g) Ownership Interest. The Originator shall take all necessary action to establish and maintain in favor of the Buyer a valid and perfected first priority ownership interest in the Receivables and the Related Security, Collections and Collection Accounts with respect thereto, to the full extent contemplated herein, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Buyer hereunder as the Buyer or its assignees may reasonably request.

     (h) Purchasers' Reliance. The Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon the Buyer's identity as a separate legal entity from the Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Originator shall take all reasonable steps including, without limitation, all steps that the Buyer or any assignee of the Buyer may from time to time reasonably request, to maintain the Buyer's identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof and not just a division of the Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Originator (i) shall not hold itself out to third parties as liable for the debts of the Buyer nor purport to own the Receivables and other assets acquired by the Buyer, (ii) shall take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with the covenants set forth in SECTION 5.1(K) of the Purchase Agreement and (iii) shall cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between the Originator and the Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Section Section 1.1502-33(d) and 1.1552-1.

     (i) Collections.  The Originator shall instruct all Obligors
(including, without limitation, from and after the time when the Originator issues the first invoice with respect to each Flexible Packaging Receivable, the Obligors on Flexible Packaging Receivables) to pay all Collections directly to a segregated lock-box or other Collection Account listed on EXHIBIT III, each of which is subject to a Collection Account Agreement. In the case of payments remitted to any such lock-box, the Originator shall cause all proceeds from such lock-box to be deposited directly by a Collection Bank into a concentration account or a depositary account listed on EXHIBIT III. Pursuant to SECTION 5.3 hereof and the Collection Account Agreements, the Originator has transferred and assigned to the Buyer all of its right, title and interest in and to, and exclusive ownership, dominion and control (subject to the terms of this Agreement) to each such lock-box, concentration account and depositary account. In the case of any Collections received by the Originator, the Originator shall remit such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Originator shall itself hold such Collections in trust, for the exclusive benefit of the Buyer and its assigns. In the case of any remittances received by the Originator in any such lock-box, concentration account or depositary account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Originator shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any of the Collection Banks a Collection Notice pursuant to SECTION 6.3 of the Purchase Agreement, the Agent, as assignee of the Buyer, may request that the Originator, and the Originator thereupon promptly shall, direct all Obligors on Receivables to remit all payments thereon to a new depositary account (the "NEW CONCENTRATION ACCOUNT") specified by the Agent and, at all times thereafter the Originator shall not deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, the Agent may request that the Originator, and the Originator thereupon promptly shall, direct all Persons then making remittances to any account listed on EXHIBIT III which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on
EXHIBIT III.

     (j) ERISA. The Originator shall make all required installments or other required payments under Section 412 of the Code or Section 302 of ERISA on or before the due date for such installment or other payment.

     (k) Lines of Business. The Originator shall continue to operate its business in substantially the same fields of enterprise in which it is engaged on the date of this Agreement.

     Section 4.2. Negative Covenants of Originator. Until the date this Agreement shall terminate in accordance with its terms, the Originator hereby covenants, individually and in its capacity as Sub-Servicer, that:

     (a) Name Change, Offices, Records and Books of Accounts. The Originator will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Buyer and the Agent at least 45 days prior notice thereof and (ii) delivered to the Buyer all financing statements, instruments and other documents requested by the Buyer (or the Agent on behalf of the Buyer) in connection with such change or relocation.

     (b) Change in Payment Instructions to Obligors. The Originator will not add or terminate any bank as a Collection Bank from those listed in EXHIBIT III, or make any change in its instructions to Obligors regarding payments to be made to the Originator or payments to be made to any lock-box, Collection Account or Collection Bank, unless the Buyer and the Agent shall have received, at least fifteen (15) Business Days before the proposed effective date therefor:

     (i) written notice of such addition, termination or change, and

     (ii) with respect to the addition of a lock-box, Collection Account or Collection Bank, an executed account agreement and an executed Collection Account Agreement from such Collection Bank relating thereto;

PROVIDED, HOWEVER, that the Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing lock-box or other Collection Account that is subject to a Collection Account Agreement then in effect.

     (c) Modifications to Credit and Collection Policy. The Originator will not make any change to the Credit and Collection Policy which would be reasonably likely to adversely affect the collectibility of any material portion of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in SECTION 5.2(C), the Originator, acting as Sub-Servicer or otherwise, will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

     (d) Sales, Liens, Etc. The Originator shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable sold or purported to be sold hereunder on or prior to the Termination Date or the Related Security or Collections in respect thereof, or upon or with respect to any Contract under which any such Receivable arises, or any lock-box or other Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Buyer provided for herein and the Agent and the Purchasers provided for in the Purchase Agreement), and the Originator shall defend the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Originator.

     (e) Accounting for Purchases. The Originator will not, and shall not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and Related Security by the Originator to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and Related Security by the Originator to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.


                                   ARTICLE V
                         ADMINISTRATION AND COLLECTION

     Section 5.1. Designation of Sub-Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by the Servicer so designated from time to time in accordance with SECTION 6.1 of the Purchase Agreement. The Originator is hereby designated as, and hereby agrees to act as sub-servicer (the "SUB-SERVICER") for the Buyer in the

Buyer's capacity as the initial Servicer designated pursuant to the terms of the Purchase Agreement, and the Originator agrees in such capacity as Sub-Servicer to perform all of the duties and obligations of the Servicer set forth herein and in the Purchase Agreement with respect to the Receivables, Related Security related thereto and Collections thereof.

     (b) The Originator further agrees that it shall be directly liable to the Agent and the Purchasers for the full and prompt performance of all such duties and responsibilities of the Servicer PROVIDED THAT (i) nothing in this Agreement shall eliminate the Buyer's primary liability to the Agent and the Purchasers for its duties as Servicer, (ii) the Buyer and its assigns shall retain sole responsibility and authority for withdrawing funds from the Collection Accounts, and (iii) the Agent and the Purchasers shall be entitled to deal exclusively with the Buyer in matters relating to the discharge by the Servicer of its duties pursuant to SECTION 6.1 of the Purchase Agreement.

     (c) Without the prior written consent of the Buyer and its assignees, the Originator shall not be permitted to delegate any of its duties or responsibilities as Sub-Servicer to any Person. If at any time the Agent shall, as permitted under SECTION 6.1(A) of the Purchase Agreement, designate as Servicer any Person other than the Buyer, all duties and responsibilities theretofore delegated by the Buyer to the Originator may, at the discretion of the Agent, be terminated forthwith on written notice given by the Buyer or the Agent (as assignee of the Buyer) to the Originator.

     Section 5.2. Duties of Sub-Servicer. (a) The Sub-Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

     (b) The Sub-Servicer shall use its best efforts to segregate, on each Business Day, in a manner acceptable to the Buyer and the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Sub-Servicer prior to the remittance thereof to the Buyer to be administered in accordance with the procedures described herein and in Article I of the Purchase Agreement.

     (c) The Sub-Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Sub-Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable or limit the rights of the Agent or the Purchasers under the Purchase Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Event of Default, the Buyer shall have the absolute and unlimited right to direct the Sub-Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

     (d) The Sub-Servicer shall hold in trust for the Buyer and its assignees, in accordance with their respective interests, all Records that evidence or relate to the Receivables, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Buyer, deliver or make available to the Buyer all such Records at the chief executive office of the Originator. The Sub-Servicer shall, as soon as practicable following receipt thereof, turn over to the Buyer all Collections of Receivables, less: (i) all reasonable out-of-pocket costs and expenses of the Sub-Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to indebtedness not constituting Receivables.

     (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Buyer, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

     Section 5.3. Collection Account Agreements. The Originator hereby transfers to the Buyer, effective concurrently with the initial Purchase hereunder (or, if any Collection Account is not in existence on such date, concurrently with the opening of such account), the exclusive ownership and control of the Collection Accounts, as evidenced by the Collection Account Agreements, and the Originator shall claim no further right, title and/or interest in and to any such Collection Accounts nor any rights to withdraw funds therefrom. The Originator hereby authorizes the Buyer, and agrees that the Buyer shall be entitled to (i) endorse the Originator's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Buyer and its designees rather than the Originator.

     Section 5.4. Responsibilities of the Originator. Anything herein to the contrary notwithstanding, the exercise by the Buyer (or its assignees) of its rights hereunder shall not release the Sub-Servicer or the Originator from any of their duties or obligations with respect to any Receivables or under the related Contracts. Neither the Buyer nor any of its assignees (including any Servicer) shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Originator.

     Section 5.5. Receivables Reports.

     (a) On Thursday of each week hereafter beginning September 5, 1996 (or, if any such Thursday is not a Business Day, the next following Business Day), the Sub-Servicer shall prepare and forward to the Buyer and the Agent a Weekly Report.

     (b) On the 15th day of each month hereafter (or, if such date is not a Business Day, the next following Business Day), and at such other times as the Buyer or the Agent (as the Buyer's assignee) shall request, the Sub-Servicer shall prepare and forward to the Buyer and the Agent a Monthly Report.

     (c) Promptly following any request therefor by the Buyer or the Agent (as the Buyer's assignee), the Sub-Servicer shall prepare and provide to the Buyer and the Agent a listing by Obligor of all Receivables together with an aging of such Receivables.

     Section 5.6. Sub-Servicer Fee. In consideration of the Sub-Servicer's agreement to perform the duties and obligations of the Servicer under the Purchase Agreement, the Buyer hereby agrees that, so long as the Originator shall continue to perform as Sub-Servicer hereunder, the Buyer shall pay over to the Originator a monthly fee in an amount equal to (i) a per annum rate not to exceed 1.25% agreed to by the Buyer and the Originator from time to time, multiplied by (ii) the average Outstanding Balance of the Receivables held by the Buyer (without taking account of any Receivable Interests held by the Purchasers) during the preceding Calculation Period, such fee to be calculated to provide the Servicer and the Sub-Servicer reasonable compensation for their respective servicing activities.


                                   ARTICLE VI
                               EVENTS OF DEFAULT

     Section 6.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

     (a) The Sub-Servicer or the Originator shall fail to make any payment or deposit when required hereunder and such failure shall remain unremedied for one (1) Business Day following the occurrence thereof.

     (b) The Sub-Servicer or the Originator shall fail to deliver any Weekly Report or any Monthly Report within two (2) Business Days after the same is due.

     (c) The Sub-Servicer or the Originator shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in SECTION 6.1(A) or SECTION 6.1(B)) and such failure shall remain unremedied for five (5) Business Days following occurrence thereof.

     (d) Any representation, warranty, certification or statement made by the Originator or the Sub-Servicer in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made.

     (e) (i) The Originator or the Sub-Servicer shall generally not pay its debts as such debts become due; (ii) the Originator or the Sub-Servicer shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator or the Sub-Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, unless any such proceeding or action instituted by any Person other than the Originator is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of the filing of such action or making of any such appointment described in this subsection (e); or (iii) the Originator or the Sub-Servicer shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (e).

     (f) One or more final judgments shall be entered against the Originator or any of its Subsidiaries for the payment of money in the aggregate amount of $5,000,000, or the equivalent thereof in another currency, or more on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution.

     (g) Any Plan of the Originator or any of its Subsidiaries shall be terminated within the meaning of Title IV of ERISA except as permitted by
Section 4044(d) of ERISA, or a trustee shall be appointed by the appropriate U.S. District Court to administer any Plan of the Originator or any of its Subsidiaries, or the PBGC shall institute proceedings to terminate any Plan of the Originator or any of its Subsidiaries or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the then current value of guaranteed benefits and other benefit commitments (as such terms are defined under Title IV of ERISA and determined in accordance with the principles of Title IV of ERISA) for which the Originator or any Subsidiary might be liable to any Person exceed the then current value of the assets allocable to such benefits by more than $5,000,000.

     (h) A Change of Control shall occur.

     (i) A Servicer Default shall occur under the terms of the Purchase Agreement and the Required Investors shall declare the Facility Termination Date to have occurred.

     Section 6.2. Remedies. Upon the occurrence and during the continuation of an Event of Default, the Buyer may either (i) remove the Sub-Servicer as Sub-Servicer (to the extent such Event of Default was cause by, or arose as a result of the activities of, the Sub-Servicer), or (ii) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Originator; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default described in SECTION 6.1(E)(II) OR (III) above or of an actual or deemed entry of an order for relief with respect to the Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Originator. Upon the occurrence of the Termination Date for any reason whatsoever, the Buyer and its assigns shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC, which rights shall be cumulative.


                                  ARTICLE VII
                                INDEMNIFICATION

     Section 7.1. Indemnities by the Originator. Without limiting any other rights which the Buyer may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Buyer and its assignees (including the Agent and each Purchaser) and their respective officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or actually incurred by any of them arising out of any of the following:

           (i) any representation or warranty made by the Originator or the Sub-Servicer (or any officers of the Originator or the Sub-Servicer) under or in connection with this Agreement, any other Transaction Document, any Monthly Report, any Weekly Report or any other written information or report delivered by the Originator or the Sub-Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

           (ii) the failure by the Originator or the Sub-Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract with any such applicable law, rule or regulation;

           (iii) any failure of the Originator or the Sub-Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

           (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

           (v) any dispute, claim, offset (other than discounts for prompt payment granted in the ordinary course of the Originator's business) or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the furnishing or failure to furnish the underlying goods and services;

           (vi) the commingling of Collections of Receivables at any time with other funds;

           (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

           (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

           (ix) the sale to the Buyer of any Receivable other than an Eligible Receivable (except for Receivables sold at closing in exchange for equity issuances under SECTION 1.2(A)(II)); or

           (x) the failure to vest and maintain vested in the Buyer, or to transfer to the Buyer, legal and equitable title to, and ownership of, a first priority perfected ownership interest in the Receivables sold or purported to be sold hereunder, and the Related Security and the Collections in respect thereof, free and clear of any Adverse Claim (other than as created under the Purchase Agreement);

EXCLUDING, HOWEVER, the following:

           (a) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

           (b) Indemnified Amounts to the extent the same includes losses in respect of Eligible Receivables that prove to be uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

           (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with (i) the characterization of the Purchases as true sales and (ii) the characterization of the transactions under the Purchase Agreement as creating indebtedness of the Buyer for purposes of taxation;

     Section 7.2. Other Costs and Expenses. The Originator shall pay to the Buyer on demand any and all costs and expenses of the Buyer, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the amendment, waiver or other modification of this Agreement following an Event of Default.


                                ARTICLE VIII
                                MISCELLANEOUS

     Section 8.1. Waivers and Amendments.

     (a) No failure or delay on the part of the Buyer (or any of its assignees) or the Originator in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Originator and the Buyer and, to the extent required under the Purchase Agreement, the Agent, the Investors and/or the Required Investors.

     Section 8.2. Notices. Except as otherwise expressly provided herein, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party hereto at its respective address or telecopy number set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

     Section 8.3. Protection of Buyer's Interests.

     (a) The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer (or its assignees) may reasonably request, to perfect, protect or more fully evidence the Buyer's ownership of the Receivables, or to enable the Buyer (or its assignees) to exercise and enforce their rights and remedies hereunder. The Buyer may, or the Buyer may direct the Originator to, notify the Obligors of Receivables, at any time following the replacement of the Originator as Sub-Servicer and at the Originator's expense, of the Buyer's ownership of the Receivables and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Buyer or its designee.

     (b) If the Originator or the Sub-Servicer fails to perform any of its obligations hereunder, the Buyer (or any of its assignees) may (but shall not be required to) perform, or cause the performance of, such obligation; and the Buyer's (and any of its assignee's) reasonable costs and expenses actually incurred in connection therewith shall be payable by the Originator or the Sub-Servicer, as applicable, on demand. The Originator and the Sub-Servicer each irrevocably authorizes the Buyer at any time and from time to time in the sole discretion of the Buyer, and appoints the Buyer as its attorney-in-fact, to act on behalf of the Originator and the Sub-Servicer (i) to execute on behalf of the Originator as seller/debtor and to file financing statements necessary or desirable in the Buyer's sole discretion to perfect and to maintain the perfection and priority of the Buyer's ownership interest in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Buyer in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Buyer's ownership interest in the Receivables. This appointment is coupled with an interest and is irrevocable.

     Section 8.4. Confidentiality.

     (a) Each of the Originator, the Buyer and the Sub-Servicer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the Purchase Agreement and the other confidential proprietary information with respect to the Agent and FALCON and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein and therein, except that each of the Originator, the Buyer, the Sub-Servicer and their respective officers and employees may disclose such information to the Originator's, the Buyer's or the Sub-Servicer's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. In addition, each of the Originator, the Buyer and the Sub-Servicer may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     (b) Anything herein to the contrary notwithstanding, each of the Originator and the Sub-Servicer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Buyer, the Agent, the Investors or FALCON by each other, (ii) by the Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to FALCON or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which First Chicago acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information in a manner consistent with the practice of the Agent for the making of such disclosures generally to Persons of such types.
In addition, the Buyer, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     Section 8.5. Bankruptcy Petition.

     (a) Each of the Originator and the Sub-Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of FALCON, it will not institute against, or join any other Person in instituting against, FALCON any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     (b) Each of the Originator and the Sub-Servicer hereby covenants and agrees that, prior to the date which is one year and one day after all Aggregate Unpaids (under and as defined in the Purchase Agreement) have been paid, it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 8.6. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of FALCON, the Agent or any Investor, no claim may be made by the Originator, the Sub-Servicer or any other Person against FALCON, the Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 8.7. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

     SECTION 8.8. CONSENT TO JURISDICTION. THE ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT AND THE ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BUYER (OR THE RIGHTS OF THE AGENT OR ANY PURCHASER AS THE BUYER'S ASSIGNEES) TO BRING PROCEEDINGS AGAINST THE ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE ORIGINATOR MAY BE LOCATED.
ANY JUDICIAL PROCEEDING BY THE ORIGINATOR AGAINST THE BUYER, THE AGENT OR ANY PURCHASER, ANY AFFILIATE OF THE AGENT OR A PURCHASER, OR ANY OTHER OF THE BUYER'S ASSIGNEES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     SECTION 8.9. WAIVER OF JURY TRIAL. EACH OF THE ORIGINATOR AND THE BUYER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 8.10. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Originator, the Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). The Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer. The Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of (but upon five
(5) Business Days prior written notice

to) the Originator. Without limiting the foregoing, the Originator acknowledges that the Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement, and the Originator hereby waives the requirement for five (5) Business Days' prior written notice of any such assignment. The Originator agrees that the Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder) and the Originator agrees to cooperate fully with the Agent and the Servicer in the exercise of such rights and remedies.
The Originator further agrees to give to the Agent copies of all notices it is required to give to the Buyer hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and, subject to the proviso in SECTION 1.1(C), shall remain in full force and effect until such time, after the Termination Date, as the Aggregate Unpaids shall be equal to zero; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VII, and (iii) SECTION 8.5 shall be continuing and shall survive any termination of this Agreement.

     Section 8.11. Subordination. The Originator agrees that any indebtedness, obligation or claim, it may from time to time hold or otherwise have (other than any obligation or claim with respect to the fees payable by the Buyer under SECTION 5.6) against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing, shall be subordinate in right of payment to the prior payment in full of any indebtedness or obligation of the Buyer owing to the Agent or any Purchaser under the Purchase Agreement.
The subordination provision contained herein is for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their assignees under the Purchase Agreement.

     Section 8.12. Integration; Survival of Terms. This Agreement, the Subordinated Note, the Subscription Agreement, and the Collection Account Agreements contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     Section 8.13. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


ORIGINATOR:                     PRINTPACK, INC.


                                By: /s/ R. Michael Hembree
                                   -----------------------------
                                      Name:
                                      Title:

                                Address for Notices:

                                Printpack, Inc.
                                4335 Wendell Drive, S.W.
                                Atlanta, GA 30336

                                Attention:  R. Michael Hembree

                                Phone:  (404) 691-2538 x7287
                                Fax:    (404) 696-4868


BUYER:                          FLEXIBLE FUNDING CORP.


                                By: /s/ R. Michael Hembree
                                   -----------------------------
                                      Name:
                                      Title:




                                Address for Notices:

                                Flexible Funding Corp.
                                500 Interchange Drive
                                Atlanta, GA 30336

                                Attention:  David M. Donovan

                                Phone:  (404) 691-5830
                                Fax:    (404) 696-8526

                                   EXHIBIT I

                                  DEFINITIONS

     AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):

     "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through ownership of voting securities, by contract or otherwise.

     "AGENT" means First Chicago in its capacity as "AGENT" under the Purchase Agreement, and any successor Agent appointed under Article IX of the Purchase Agreement.

     "AGREEMENT" means this Receivables Sale Agreement, as it may be amended or modified and in effect from time to time.

     "AGGREGATE UNPAIDS" has the meaning set forth in the Purchase Agreement.

     "BANK AGENT" has the meaning set forth in the Intercreditor Agreement.

     "BASE RATE" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes; PROVIDED, HOWEVER, that from and after the occurrence of an Event of Default, the "BASE RATE" shall equal the sum of the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, plus 2.00% per annum, changing when and as such rate changes.

     "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

     "CALCULATION PERIOD" means a period beginning on the first day and ending on the last day of each fiscal month of the Originator commencing on or after August 1, 1996.

     "CAPITAL" shall have the meaning set forth in the Purchase Agreement.

     "CHANGE OF CONTROL" means (i) any Person or Persons (other than Printpack Holdings, Inc., any of the Principals or their Related Parties) acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 20% or more of the outstanding shares of voting stock of Printpack, Inc.; or (ii) during any period of twelve (12) consecutive months, commencing before or after the date hereof, individuals who at the beginning of such twelve-month period were directors of the Originator shall cease for any reason to constitute a majority of the board of directors of the Originator; or (iv) the Originator shall cease to own, free and clear of all Adverse Claims (other than the pledge to the Bank Agent), all of the outstanding shares of voting stock of the Seller on a fully diluted basis.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

     "COLLECTION ACCOUNT AGREEMENT" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of EXHIBIT V hereto.

     "COLLECTION BANK" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

     "COLLECTION DATE" means that date following the Termination Date which is one year and one day after the date which (i) the Outstanding Balance of all Receivables sold hereunder has been reduced to zero and (ii) the Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed hereunder in connection with the Purchases.

     "COLLECTION NOTICE" means a notice, in substantially the form of the Collection Notice contained in EXHIBIT V hereto, from the Agent to a Collection Bank.

     "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable.

     "CONTRACT" means, with respect to any Receivable, any and all instruments, agreements, leases, bills of lading, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

     "CREDIT AND COLLECTION POLICY" means the Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in EXHIBIT VI hereto, as modified from time to time in accordance with this Agreement.

     "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such payment; (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in SECTION 6.1(E) (as if references to the Originator therein refer to such Obligor); (iii) as to which the Obligor thereof, if a natural person, is deceased; or (iv) which has been identified by the Originator or the Buyer as uncollectible.

     "DILUTIONS" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any setoff, discount (other than discounts for prompt payment of up to 1% granted to customers in the ordinary course of business), adjustment or otherwise, other than cash Collections on account of the Receivables.

     "DISCOUNT FACTOR" means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Buyer of financing its investment in the Receivables during such period, (ii) the risk of nonpayment by the Obligors, and (iii) the costs of sub-servicing performed by the Originator. The Originator and the Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, PROVIDED THAT any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchases which occurred during any Calculation Period ending prior to the Calculation Period during which the Originator and the Buyer agree to make such change.

           "ELIGIBLE RECEIVABLE" means, at any time:

           (1) a Receivable the Obligor of which (a) is not an Affiliate of any of the parties hereto; and (b) is not a government or a governmental subdivision or agency,

           (2) a Receivable the Obligor of which is not the Obligor of Receivables of which more than 50% of the aggregate Outstanding Balance is more than 90 days past their respective due dates,

           (3) a Receivable which is not a Defaulted Receivable,

           (4) a Receivable which arises under a Contract that requires payment within 30 days after the original invoice date therefor and has not had its payment terms extended,

           (5) a Receivable which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended,

           (6) a Receivable which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

           (7) a Receivable which is denominated and payable only in United States dollars in the United States,

           (8) a Receivable which arises under a non-executory Contract, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related
      Obligor enforceable by the Originator and its assignees against such Obligor in accordance with its terms,

           (9) a Receivable which arises under a Contract which (a) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights of the Originator or any of its assignees under such Contract and (b) is not subject to a confidentiality provision that would have the effect of restricting the ability of the Agent or any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

           (10) a Receivable which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the manufacture of the underlying goods by the Originator,

           (11) a Receivable which is not subject to any right of rescission, set-off (in respect of all or any portion of the Outstanding Balance thereof then being proposed for inclusion in Net Eligible Receivables as of any date), counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor or the Originator or any other Adverse Claim,

           (12) a Receivable as to which the Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

           (13) a Receivable all right, title and interest to and in which has been validly transferred by the Originator directly to the Buyer under and in accordance with this Agreement and the Intercreditor Agreement, and the Buyer has good and marketable title thereto free and clear of any Adverse Claim,

           (14) a Receivable which, together with the Contract related thereto, was created in compliance with each, and does not contravene any, law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in any material respect which would limit the collectibility of such Receivable or give rise to a claim for money damages against the Originator, the Buyer or any of the Buyer's assignees and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

           (15) a Receivable which satisfies all applicable requirements of the Credit and Collection Policy,

           (16) a Receivable which was generated in the ordinary course of the Originator's business in connection with the sale and/or shipment of flexible packaging products or other goods for the applicable Obligor by the Originator, and

           (17) a Receivable as to which the Buyer has not notified the Originator that the Buyer or its assignees has reasonably determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Buyer or its assignees;

PROVIDED, HOWEVER, that Flexible Packaging Receivables shall not be considered to be "ELIGIBLE RECEIVABLES" under this Agreement unless and until the Originator has issued an invoice in respect thereof directing payments thereon to be made to a Collection Account.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer with the Originator under
Section 414 of the Code.

     "EVENT OF DEFAULT" has the meaning assigned to that term in SECTION 6.1.

     "FACILITY TERMINATION DATE" has the meaning set forth in the Purchase Agreement.

     "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

     "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity and its successors.

     "FLEXIBLE PACKAGING" means The James River Flexible Packaging Group, a division of James River Corporation of Virginia.

     "FLEXIBLE PACKAGING RECEIVABLE" means any Receivable which was originated by Flexible Packaging and as to which the Originator has not issued at least one invoice.

     "FOREIGN OBLIGOR" means any Obligor which (a) if a natural person, who is not a resident of the United States or Puerto Rico or (b) if a corporation or other business organization, is organized under the laws of a jurisdiction other than the United States, any political subdivision thereof or Puerto Rico or has its chief executive office outside of the United States or Puerto Rico.

     "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of August 22, 1996 by and between The First National Bank of Chicago in its capacity as contractual representative for itself and the "Lenders" party to the Credit Agreement referred to therein (in such capacity, together with its successors in such capacity, the "BANK AGENT"), and The First National Bank of Chicago as agent under the Purchase Agreement (in such capacity, the "RECEIVABLES AGENT"), as the same may be amended, supplemented, restated and/or otherwise modified from time to time.

     "INVESTORS" has the meaning set forth in the Preliminary Statement of this Agreement.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the financial condition, business or operations of the Originator and its subsidiaries taken as a whole, (ii) the ability of the Originator to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement, any Transaction Document or any Collection Account Agreement or Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Originator's, the Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

     "MONTHLY REPORT" means a report, in substantially the form of EXHIBIT VII hereto (appropriately completed), furnished by the Sub-Servicer to the Buyer and the Agent (as the Buyer's assignee) pursuant to SECTION 5.5.

     "NET ELIGIBLE RECEIVABLES" has the meaning set forth in the Purchase Agreement.

     "NET WORTH" means, on any date of determination, the excess, if any, of the Buyer's total assets (determined from the most recent Weekly Report delivered) over the Buyer's total liabilities on such date.

     "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

     "ORIGINAL BALANCE" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by the Buyer.

     "ORIGINATOR" means Printpack, Inc., a Georgia corporation, and shall include, from and after its acquisition by Printpack, Inc., Flexible Packaging.

     "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof, and shall exclude any interest or finance charges thereon, without regard to whether any of the same shall have been capitalized.

     "PBGC" means the Pension Benefit Guaranty Corporation created under
Section 4002(a) of ERISA or any successor thereto.

     "PERSON" means an individual, partnership, corporation, association, trust, or any other entity, or organization, including a government or political subdivision or agent or instrumentality thereof.

     "PLAN" means any defined benefit plan maintained or contributed to by the Originator or any Subsidiary of the Originator or by any trade or business (whether or not incorporated) under common control with the Originator or any Subsidiary of the Originator as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

     "POTENTIAL EVENT OF DEFAULT" means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

     "PRINCIPALS" means Dennis M. Love, James E. Love, III, Carol Anne Love Jennison, William J. Love, David M. Love, Charles Keith Love and Gay Love.

     "PURCHASE" means a purchase by the Buyer of the Receivables and the Related Security from the Originator pursuant to SECTION 1.1 of this Agreement.

     "PURCHASE AGREEMENT" has the meaning set forth in the Preliminary Statement of this Agreement.

     "PURCHASE PRICE" means, with respect to any Purchase on any date, the aggregate price to be paid to the Originator for such Purchase in accordance with SECTION 1.2 of this

Agreement for the Receivables and Related Security being sold to the Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables TIMES (y) one minus the Discount Factor then in effect, MINUS (ii) any Purchase Price Credits to be credited against the purchase price otherwise payable in accordance with SECTION 1.3 hereof.

     "PURCHASE PRICE CREDIT" has the meaning set forth in SECTION 1.3.

     "PURCHASER" has the meaning set forth in the Purchase Agreement.

     "RECEIVABLE" means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated hereunder) to the Originator, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the manufacture and shipment of flexible packaging products or other goods by the Originator and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

     "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

     "REFERENCE BANK" means The First National Bank of Chicago or such other bank as the Agent shall designate with the consent of the Buyer.

     "RELATED PARTY" means, with respect to any Principal: (a) any spouse or immediate family member of such Principal, or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding the outstanding equity interests of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a).

     "RELATED SECURITY" means, with respect to any Receivable:

           (i) all of the Originator's interest, if any, in the goods, the financing of which gave rise to such Receivable, and any and all insurance contracts with respect to such goods,

           (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

           (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

           (iv)  all Records related to such Receivable,

           (v) all of the Originator's right, title and interest in, to and under each Contract executed in connection therewith in favor of or otherwise for the benefit of the Originator; and

           (vi)  all proceeds of any of the foregoing.

     "REPORTABLE EVENT" has the meaning set forth in Section 4043 of ERISA.

     "REQUIRED INVESTORS" has the meaning set forth in the Purchase Agreement.

     "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

     "SERVICER" means at any time the Person then authorized pursuant to
ARTICLE VI of the Purchase Agreement to service, administer and collect Receivables.

     "SERVICER DEFAULT" has the meaning set forth in the Purchase Agreement.

     "SUBORDINATED LOAN" has the meaning set forth in SECTION 1.2(B).

     "SUBORDINATED NOTE" means a promissory note in substantially the form of
EXHIBIT X hereto as more fully described in SECTION 1.2, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "SUBSCRIPTION AGREEMENT" means the Stockholder and Subscription Agreement in substantially the form of EXHIBIT IX hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "SUB-SERVICER" means the Originator in its capacity as sub-servicer for the Servicer as described in SECTION 5.1 hereof.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of the Originator.

     "TERMINATION DATE" means, the earliest of (i) the Facility Termination Date, (ii) the date of the declaration or automatic occurrence of the Termination Date pursuant to SECTION 6.2 and (iii) the date designated by the Originator as the Termination Date in a written notice delivered to the Buyer not less than ten days prior to such designated date; PROVIDED, HOWEVER, that the Originator shall only be entitled to deliver such a notice pursuant to this clause (iii) if the Originator has received more than 20% of the Purchase Price in respect of any Purchase by means of a capital contribution pursuant to
SECTION 1.2(C) hereof.

     "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Contract, the Subordinated Note, the Subscription Agreement, each Collection Account Agreement and all other instruments, documents and agreements executed and delivered by the Originator in connection herewith.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     "WEEKLY REPORT" means a report, in substantially the form of EXHIBIT VIII hereto (appropriately completed), furnished by the Sub-Servicer to the Buyer and the Agent pursuant to SECTION 5.5(A).

     ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. ALL TERMS USED IN
ARTICLE 9 OF THE UCC IN THE STATE OF ILLINOIS, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

                                   EXHIBIT II

        CHIEF EXECUTIVE OFFICE OF THE ORIGINATOR; LOCATIONS OF RECORDS;
              TRADE NAMES; FEDERAL EMPLOYER IDENTIFICATION NUMBER


Chief Executive Office:

                      Printpack, Inc.
                      4335 Wendell Drive, S.W.
                      Atlanta, GA 30336

Location of Records:

                      Printpack, Inc.
                      4335 Wendell Drive, S.W.
                      Atlanta, GA 30336

Federal Employer Identification Number of Originator: 58-0673779


 Trade Names:                 None, except:


                      Printpack, Inc. d/b/a Printpack Georgia, Inc. within the State of Missouri.
                      Virtual Image Group
                      Applied Physics Research

 Prior Corporate Names:       None, except:


     APR, Inc.
     [The following result from the acquisition of Flexible Packaging] James River Corporation of Virginia
     James River Paper Company, Inc.
     James River II, Inc.
     JOHIO, Inc.
     James River Norwalk, Inc.
     Crown Zellerbach Corporation
     Rampart Packaging, Inc.
     The Specialty Paper Company
     James River Corporation of Nevada

Assumed Names:                None, except as noted above.

                                  EXHIBIT III

                        COLLECTION ACCOUNTS; LOCK-BOXES;
                CONCENTRATION ACCOUNTS; AND DEPOSITARY ACCOUNTS


None, except P.O. Box 102430, Atlanta, Georgia 30368-2430 for which SunTrust Bank, Atlanta, P.O. Box 4188, 25 Park Place, Atlanta, Georgia 30302, is the Collection Bank. Proceeds of Collections remitted to such lock-box are deposited by such Collection Bank into account #8801238646 maintained at such bank.

                                   EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE


     This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of August 22, 1996, between Printpack, Inc. (the "ORIGINATOR") and Flexible Funding Corp. (the "AGREEMENT"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am the duly elected______________________ of the Originator;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Originator and its Subsidiaries during the accounting period covered by the attached financial statements; and

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or a Potential Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Originator has taken, is taking, or proposes to take with respect to each such condition or event:


     The foregoing certifications, together with the computations set forth in
SCHEDULE I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ____________, 19__.

                                           ______________________________
                                                 [Name]

                                   EXHIBIT V

                      FORM OF COLLECTION ACCOUNT AGREEMENT

                            [On letterhead of Buyer]

                                                                 ________ 19__


[Lock-Box Bank/Concentration Bank/Depositary Bank]


Re:  Flexible Funding Corp.
     Printpack, Inc.


Ladies and Gentlemen:

     You have exclusive control of P.O. Box #______________ in **[city, state, zip code]** (the "LOCK-BOX") for the purpose of receiving mail and processing payments therefrom pursuant to that certain **[name of lock-box agreement]** between you and Printpack, Inc. dated (the "AGREEMENT"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to checking account no._______ maintained with you in the name of Printpack, Inc. (the "LOCK-BOX ACCOUNT").

     Printpack, Inc. ("PRINTPACK") hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box and the Lock-Box Account to Flexible Funding Corp. ("FLEXIBLE-SPC"). Printpack and Flexible-SPC hereby request that the name of the Lock-Box Account be changed to Flexible Funding Corp., as "COLLECTION AGENT" for the benefit of The First National Bank of Chicago ("FNBC"), as agent under that certain Receivables Purchase Agreement (the "RECEIVABLES PURCHASE AGREEMENT") dated as of August 22, 1996 among Flexible-SPC, Falcon Asset Securitization Corporation, certain financial institutions parties thereto and FNBC.

     Flexible-SPC hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from FNBC in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to FNBC for itself and as agent (or any designee of FNBC) and FNBC will have exclusive ownership of and access to such Lock-Box Account, and neither Printpack, Flexible-SPC nor any of their respective affiliates will have any control of such Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as FNBC may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by FNBC, (iv) all services to be performed by you under the Agreement will be performed on behalf of FNBC, and (v) all correspondence or other mail which you have agreed to send to either Printpack or Flexible-SPC will be sent to FNBC at the following address:

           The First National Bank of Chicago
           Suite 0079, 21st Floor
           One First National Plaza
           Chicago, Illinois 60670
           Attention:  Credit Manager, Asset-Backed Finance

     Moreover, upon such notice, FNBC for itself and as agent will have all rights and remedies given to Printpack or Flexible-SPC under the Agreement. Each of Printpack and Flexible-SPC agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

     You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by FNBC for the purpose of receiving funds from the Lock-Box are subject to the liens of FNBC for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Printpack or Flexible-SPC, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

     This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

     This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

     Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                   Very truly yours,

                                   PRINTPACK, INC.

                                   By
                                      ------------------------------
                                   Title
                                         ---------------------------


                                   FLEXIBLE FUNDING CORP.

                                   By
                                      ------------------------------

                                   Title
                                         ---------------------------

Acknowledged and agreed to
this _____ day of ____________, 1996:

[COLLECTION BANK]

By:
   ----------------------------------
Title:
      -------------------------------


Acknowledged and agreed to
this _____ day of ___________, 1996:


THE FIRST NATIONAL BANK OF CHICAGO (for itself and as Agent)


By
  -----------------------------------
     Authorized Agent

                                    ANNEX A
                           FORM OF COLLECTION NOTICE

                            [On letterhead of FNBC]


                                                        ________________, 19 ___




[Collection Bank/Depositary Bank/Concentration Bank]


      Re:  Flexible Funding Corp.


Ladies and Gentlemen:

     We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Printpack, Inc., Flexible Funding Corp., you and us, to have the name of, and to have exclusive ownership and control of, account number ____________ (the "LOCK-BOX ACCOUNT") maintained with you, transferred to us. Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to _________________. You have further agreed to perform all other services you are performing under that certain agreement dated _____________ between you and Printpack, Inc. on our behalf.

     We appreciate your cooperation in this matter.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO
                              (for itself and as agent)


                              By:___________________________
                                      Authorized Agent

                                   EXHIBIT VI

                          CREDIT AND COLLECTION POLICY


                       [to be provided by the Originator]

                                  EXHIBIT VII

                             FORM OF MONTHLY REPORT


                       [to be provided by First Chicago]

                                  EXHIBIT VIII

                             FORM OF WEEKLY REPORT


                       [to be provided by First Chicago]

                                   EXHIBIT IX

                         FORM OF SUBSCRIPTION AGREEMENT

                                      ---

                     STOCKHOLDER AND SUBSCRIPTION AGREEMENT

     THIS STOCKHOLDER AND SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of August ___, 1996, is entered into by and between Flexible Funding Corp., a Delaware corporation ("FLEXIBLE-SPC"), and Printpack, Inc., a Georgia corporation ("PRINTPACK"). Except as otherwise specifically provided herein, capitalized terms used in this Agreement have the meanings ascribed thereto in the Receivables Sale Agreement dated as of even date herewith between Flexible-SPC and Printpack (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT").

                                R E C I T A L S

     A. Flexible-SPC has been organized under the laws of the State of Delaware for the purpose of, among other things, purchasing, holding, financing, receiving and transferring accounts receivable and related assets originated or otherwise held by Printpack.

     B. Contemporaneously with the execution and delivery of this Agreement:
(i) Printpack and Flexible-SPC have entered into the Sale Agreement pursuant to which Printpack has, from and after the initial purchase date thereunder and prior to the termination date specified therein, sold all of its Receivables, Collections and Related Security to Flexible-SPC and (ii) Flexible-SPC, certain financial institutions party thereto as "PURCHASERS," and The First National Bank of Chicago, as the "AGENT," have entered into a Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT") pursuant to which Flexible-SPC will sell "RECEIVABLE INTERESTS" to the Agent for the benefit of the Purchasers.

     C. Flexible-SPC desires to sell shares of its capital stock to Printpack, and Printpack desires to purchase such shares, on the terms set forth in this Agreement.

     NOW, THEREFORE, Flexible-SPC and Printpack agree as follows:

     1. Purchase and Sale of Capital Stock.

     Printpack hereby purchases from Flexible-SPC, and Flexible-SPC hereby sells to Printpack, 1,000 shares of common stock, par value $.01 per share, of Flexible-SPC (the

"COMMON STOCK") for the Stock Purchase Price set forth in SECTION 2.1. The shares of Common Stock being purchased under this Agreement are referred to herein as the "SHARES."

     Within three (3) Business Days from the date hereof, Flexible-SPC shall deliver to Printpack a certificate registered in Printpack's name representing the Shares.

     2.   Consideration for Shares and Capital Contributions.

     2.1  Consideration for Shares.

     To induce Flexible-SPC to enter into the Sale Agreement and to enable Flexible-SPC to fund its obligations thereunder by consummating the transactions contemplated by the Purchase Agreement, and in reliance upon the representations and warranties set forth herein, Printpack hereby pays to Flexible-SPC on the date hereof $25,000 (the "STOCK PURCHASE PRICE") in consideration of the purchase of the Shares. The Stock Purchase Price shall take the form of a transfer of cash, except that Printpack may, in lieu of cash payment of the Stock Purchase Price, offset the amount of the Stock Purchase Price against the purchase price otherwise payable by Flexible-SPC to Printpack on the initial purchase date pursuant to the Sale Agreement.

     2.2 Contributions After Initial Closing Date.

     From time to time Printpack may make additional capital contributions to Flexible-SPC. All such contributions shall take the form of a cash transfer, except that Flexible-SPC agrees to, in lieu of cash payment thereof, offset the amount of such contributions against the purchase price for Receivables otherwise payable by Flexible-SPC to Printpack on the date of such capital contributions. All of the Receivables so paid for through such offset shall constitute purchased Receivables within the meaning of the Sale Agreement and shall be subject to all of the representations, warranties and indemnities otherwise made hereunder. It is expressly understood and agreed that Printpack has no obligations under this Agreement or otherwise to make any capital contributions from and after payment of the Stock Purchase Price.

     3.  Representations and Warranties of Flexible-SPC.

     Flexible-SPC represents and warrants to Printpack as follows:

     (a) Flexible-SPC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as proposed to be conducted on the date hereof.

           (b) Flexible-SPC has all requisite legal and corporate power to enter into this Agreement, to issue the Shares and to perform its other obligations under this Agreement.

           (c) Upon receipt by Flexible-SPC of the Stock Purchase Price and the issuance of the Shares to Printpack, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

           (d) Flexible-SPC has taken all corporate action necessary for its authorization, execution and delivery of, and, its performance under, this Agreement.

           (e) This Agreement constitutes a legally valid and binding obligation of Flexible-SPC, enforceable against Flexible-SPC in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

           (f) Flexible-SPC has filed its Certificate of Incorporation in the form attached hereto as Exhibit A with the Secretary of State of Delaware and (ii) adopted By-laws in the form attached hereto as Exhibit B.

           (g) The issuance of the Shares by Flexible-SPC hereunder is legally permitted by all laws and regulations to which Flexible-SPC is subject.

           4. Representations and Warranties of Printpack.

           Printpack represents and warrants to Flexible-SPC as follows:

           (a) Printpack is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to carry on its business as conducted on the date hereof.

           (b) Printpack has all requisite legal and corporate power to enter into this Agreement, to purchase the Shares and to perform its other obligations under this Agreement.

           (c) Printpack has taken all corporate action necessary for its authorization, execution and delivery of, and its performance under, this Agreement.

           (d) This Agreement constitutes a legally valid and binding obligation of Printpack, enforceable against Printpack in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

           (e) Printpack is purchasing the Shares for investment for its own account, not as a nominee or agent, and not with a view to any distribution of any part thereof; and except for a pledge of all the Shares to Printpack's senior secured lenders, Printpack has no current intention of selling, granting a participation in, or otherwise distributing, the same.

           (f) Printpack understands that the Shares have not been registered under the Securities Act of 1933, as amended, or under any other Federal or state law, and that Flexible-SPC does not contemplate such a registration.

           (g) Printpack has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and has made such investigations in connection herewith as have been deemed necessary or desirable to make such evaluation.

           (h) The purchase of the Shares by Printpack is legally permitted by all laws and regulations to which Printpack is subject.

           5.  Restrictions on Transfer Imposed by the Act; Legend.

           5.1 Legend. Each certificate representing any Shares shall be endorsed with the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT. SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF
      ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF THE
      CORPORATION'S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AS
      AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A
      TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN
      EFFECTIVE REGISTRATION UNDER SUCH ACT;

     5.2 Registration of Transfers. Flexible-SPC need not register a transfer of any Shares unless the conditions specified in the legend set forth in
SECTION 5.1 hereof are satisfied. Flexible-SPC may also instruct its transfer agent (which may be Flexible-SPC) not to register the transfer of any Shares unless the conditions specified in the legend set forth in SECTION 5.1 hereof are satisfied.

     6. Agreement to Vote. Printpack hereby agrees and covenants to vote all of the shares of Common Stock now or hereafter owned by it, whether beneficially or otherwise, as is necessary at a meeting of stockholders of Flexible-SPC, or by written consent in lieu of any such meeting, to cause to be elected to, and maintained on, Flexible-SPC's board of directors at least one
(1) person (an "INDEPENDENT DIRECTOR") meeting the qualifications and selected in accordance with the provisions of the Certificate of Incorporation and By-laws of Flexible-SPC.

     7. Successors and Assigns.

     Each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement except in connection with a transfer of Shares in compliance with the terms and conditions hereof, as contemplated by Section 5.2 above, or otherwise in accordance with the terms hereof. Any purported assignment, transfer or delegation in violation of this
SECTION 7 shall be null and void AB INITIO. Subject to the foregoing limits on assignment and delegation and except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legatees, executors, administrators, assignees and legal successors.

     8. Amendments and Waivers.

     Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Flexible-SPC and Printpack. Any amendment or waiver so effected shall be binding upon Flexible-SPC and Printpack.

     9.   Further Acts.

     Each party agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the provisions of this Agreement.

     10.  Counterparts.

     This Agreement may be executed in any number of counterparts, and all of such counterparts together will be deemed one instrument.

     11.  Notices.

     Any and all notices, acceptances, statements and other communications to Printpack in connection herewith shall be in writing, delivered personally, by facsimile or certified mail, return receipt requested, and shall be addressed to the address of Printpack indicated on the stock transfer register of Flexible-SPC or, if no address is so indicated, to the address provided to Flexible-SPC pursuant to the Sale Agreement unless changed by written notice to Flexible-SPC or its successor.

     12.  Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA, EXCEPT AND TO THE EXTENT THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE IS APPLICABLE.

     13.  Entire Agreement.

     This Agreement, together with the Sale Agreement and the other documents expressly to be delivered in connection therewith, constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof.

     14.  Severability of this Agreement.

     In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                           [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused their respective officers thereunto duly authorized to execute this Agreement as of the date first written above.


                                        PRINTPACK, INC.


                                        By:
                                            ---------------------------
                                                 Name:
                                                 Title:


                                        FLEXIBLE FUNDING CORP.


                                        By:
                                            ---------------------------
                                                 Name:
                                                 Title:

                                   EXHIBIT A
                                       TO
                     STOCKHOLDER AND SUBSCRIPTION AGREEMENT


                      Form of Certificate of Incorporation


                     ______________________________________

                          CERTIFICATE OF INCORPORATION

                                       OF

                             FLEXIBLE FUNDING CORP.

                     ______________________________________


                                  ARTICLE ONE

                                      NAME

 The name of the corporation (the "Corporation") is: "Flexible Funding Corp."


                                  ARTICLE TWO

                          REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. Its registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THREE

                               OBJECTS AND POWERS

     The nature of the Corporation's business, and its objects, purposes and powers are as follows:

           (1) to enter into any agreement to purchase, make loans secured by or otherwise acquire, own, hold, sell, transfer, exchange or dispose of interests in, or undivided interests in, pools of accounts, securities, general intangibles, chattel paper, instruments, or other financial assets of Printpack, Inc. or any Affiliate thereof (all such assets, "Permitted Assets");

           (2) to enter into any agreement providing for (i) the sale of Permitted Assets or undivided interests therein or (ii) borrowing by the Corporation to facilitate any activity authorized herein, either on an unsecured basis or secured by a pledge of all or any portion of the Corporation's assets (all of the foregoing, "Permitted Financings");

           (3) to loan or otherwise invest proceeds from the Permitted Financings, the issuance of the Corporation's equity securities and any other income as determined by the Corporation's Board of Directors or any officer or agent exercising authority delegated by the Corporation's Board of Directors;

           (4) to enter into any agreement providing for the management and administration of the activities of the Corporation; and

           (5) To transact any business, to engage in any act or activity, and to exercise all powers permitted to corporations by the General Corporation Law of Delaware that are incident or necessary to the foregoing or to the accomplishment of such objects, purposes and powers.


                                  ARTICLE FOUR

                                 CAPITAL STOCK

           4.01 TOTAL NUMBER OF SHARES. The total number of shares of all classes of capital stock ("Shares") which the Corporation shall have the authority to issue is 10,000, consisting of 10,000 Shares of common stock, $.01 par value per share ("Common Stock").

           4.02 DIVIDENDS. Dividends upon all classes and series of Shares shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Dividends upon any class or series of Shares may be paid in cash, property, or Shares of any class or series of or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the Board of Directors.

                                  ARTICLE FIVE

                                   DIRECTORS

     5.01 NUMBER OF DIRECTORS. The Board of Directors of the Corporation shall consist of not less than three nor more than five members, including at least one person who is Independent, and who shall otherwise qualify as provided in
Section 8.06(1) hereof. A director who otherwise meets the description of Independent Director as set forth herein shall not be disqualified from serving as an Independent Director of this Corporation if he or she is also a director of another corporation that is an Affiliate of Printpack, Inc., the Corporation's sole shareholder, with a certificate of incorporation substantially similar to the certificate of incorporation of the Corporation. To the fullest extent permitted by applicable law, including the General Corporation Law of the State of Delaware as in effect from time to time, each Independent Director's fiduciary duty in respect of any decision on any matter referred to in Article Eight shall be to the Corporation (including its creditors) rather than solely to the Corporation's stockholders. In furtherance of the foregoing, when voting on matters subject to the vote of the Board of Directors, including those matters referred to in Article Eight, notwithstanding that the Corporation is not then insolvent, each Independent Director shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation.

     5.02 RELIANCE UPON RECORDS, ETC. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees or committees of the Board of Directors, or by any person as to matters the member reasonably believes are within such other person's professional, expert or other competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                  ARTICLE  SIX

                                INDEMNIFICATION

     6.01 INDEMNIFICATION.

    (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, arbitral, governmental, administrative, investigative or otherwise (hereinafter, a "Proceeding"), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware
      General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including penalties, fines, judgments, reasonable attorneys' fees and charges, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection
      6.01(2)) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subsection 6.01(1) shall be a contract right and shall include the right to be paid by the Corporation the reasonable expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 6.01(1) or otherwise.

           (2) If a claim which the Corporation is obligated to pay under subsection 6.01(1) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the reasonable expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claims, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           (3) The provisions of this Section 6.01 shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 6.01 should be found to be invalid or ineffective in any proceeding, the validity and effectiveness of the remaining provisions shall not be affected.

           (4) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.01 are non-exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, or any Corporation By-Law, insurance policy or agreement, vote of shareholders or disinterested directors or otherwise.

           (5) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

           (6) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section 6.01 with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

        6.02 LIMITATION OF MONETARY DAMAGES. A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except this provision shall not eliminate liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment or dividend or unlawful stock purchase or redemption under Delaware General Corporation Law, Section 174, or (iv) for any transaction from which the director derived an improper personal benefit.

        Any repeal or modification of this Section 6.02 by the Corporation's shareholders shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

        6.03 SEVERABILITY. In the event that any of the provisions of this Article Six (including any provision within a single sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.



                                ARTICLE SEVEN

                                INCORPORATOR


     The name and mailing address of the incorporator is:

     Name                     Mailing Address
     ----                     ---------------

                                 ARTICLE EIGHT

                               SPECIAL PROVISIONS

        In furtherance and not in limitation of the powers conferred herein and by law, the following provisions for regulation of the Corporation, its directors and shareholders are hereby established:

        8.01 PURCHASE OF SHARES. The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own Shares to the full extent of undivided profits, earned surplus, capital surplus or other surplus or any other funds lawfully available therefor.

        8.02 TRANSACTIONS WITH CERTAIN PERSONS. No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation or any other person, corporation, firm, association or entity in which one or more of its directors or officers are directors or officers or are financially interested, shall be void or voidable because of such relationship or interest, or because such director or officer is present at or participates in a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if such contract or transaction is permitted by the Delaware General Corporation Law, Section 144, as now or hereafter in effect.

        8.03 TRANSFER RESTRICTIONS, ETC. Written restrictions on the transfer or registration of transfer of the Corporation's Shares, securities or evidences of indebtedness or any interest therein may be imposed by the Partnership, entered into as part of an agreement, adopted as By-Laws, or recognized by the Corporation as the Corporation's Board of Directors may determine by resolution or resolutions. Any such transfer restrictions shall be noted conspicuously on the security or evidence of indebtedness. The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the Corporation's issued and outstanding Shares are parties, restricting the transfer or registration of transfer of any or all of the Corporation's Shares, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation's Board of Directors.

        8.04 NO LIABILITY OF SHAREHOLDERS. The holders of Corporation Shares shall not be personally or otherwise liable to any extent whatsoever for the payment of the Corporation's debts, liabilities and obligations, and the private property of the holders of Corporation Shares shall not be subject to the payment of the Corporation's debts, liabilities and obligations to any extent whatsoever.

        8.05 COMPROMISES AND ARRANGEMENTS WITH CREDITORS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

               8.06 CORPORATE SEPARATENESS. At all times from and after the establishment of the Corporation:

           (1) At least one of the Corporation's directors and at least one of the Corporation's officers shall be persons who are Independent (each such director, an "Independent Director," and each such officer, an "Independent Officer"). The same individual may serve as both an Independent Officer and an Independent Director; and

           (2) The Corporation's assets will not be commingled with those of any other Person; and

           (3) The Corporation will maintain separate corporate records and books of account from those of any other Person; and

           (4) The Corporation will conduct its business from an office separate from any direct or ultimate parent of the Corporation.

               8.07 ELECTION OF DIRECTORS. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

               8.08 BANKRUPTCY, DISSOLUTION, ETC.

           (1) Notwithstanding any other provision of this Certificate of Incorporation, the unanimous approval of the Board of Directors is required for the filing by the Corporation of a voluntary bankruptcy petition under Section 301 of the Bankruptcy Code, 11 U.S.C. Section 301, or any successor thereto.



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


           (2) Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, while any indebtedness of the Corporation is outstanding, do any of the following:

               (a) voluntarily dissolve the Corporation; or

               (b) other than any indebtedness (i) in connection with a Permitted Financing and (ii) in connection with the acquisition of Permitted Assets and any agreements entered into in connection therewith, incur any additional indebtedness of liability for borrowed money, or assume or guaranty any indebtedness or liability for borrowed money of any entity.

               8.09 CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

               "AFFILIATE" shall mean any Person other than the Corporation
      (i) which owns beneficially, directly or indirectly, individually or as a part of a "Group" as defined in Securities and Exchange Commission ("SEC") Rule 13d-3, 10% or more of the outstanding shares of the Corporation's Common Stock, (ii) which is in control of the Corporation, as "control" is defined under SEC Rule 405, as in effect on the date hereof, (iii) of which 10% or more of the outstanding shares of Common Stock is owned beneficially, directly or indirectly, by a Person, individual or as a part of a Group described in clauses (i) or (ii) above, or (iv) which is controlled by, or under common control with a Person, individually or as part of a Group described in clauses (i) or (ii) above, as "control" and "controlled by" are defined for purposes of such Rule 405.

           "INDEPENDENT" means, with respect to the Corporation, any Person (i) who is not an officer or employee, or a beneficial owner, directly or indirectly of 10% or more of any equity interest in the Corporation or any Affiliate thereof, and who is not related by blood, marriage or adoption with any of the foregoing Persons; (ii) who has not been an employee of the Corporation or any Affiliate in the last five years; (iii) who is not affiliated with, or employed by, any Person providing services to, any of the Corporation's significant customers or suppliers;
      (iv) who is not affiliated with any tax exempt or other organization that receives significant contributions from the Corporation or any of its Affiliates; and (v) who has not provided and is not providing directly or indirectly, whether or not through any related corporation, partnership, limited liability company, limited liability partnership or other Person, legal, accounting or investment banking services for the Corporation or any Affiliate. In the case of an accountant, an accountant will only be Independent for purposes hereof only where he or she also meets the

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

      criteria of independence described in SEC Regulation S-X, Rule 2-01(B) and does not otherwise provide any professional services directly or indirectly to the Corporation or its Affiliates and none of his or her professional affiliates having managerial responsibilities participate in any such services. A Person that is otherwise Independent of the Corporation shall not be precluded from serving as an Independent Director by virtue of his or her service as a director of any direct or indirect parent of the Corporation.

           "PERSON" means any individual, partnership, corporation, trust, unincorporated association, joint venture or other entity, or any government, or any government agency, authority or political subdivision thereof, or any other form of entity.

           8.10 The Corporation reserves the right to amend, alter, change or repeal any provision (except Article Three and Sections 8.05, 8.06 and 8.08) contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute or this Certificate, and all rights conferred upon shareholders herein are granted subject to this reservation.

           8.11 BY-LAWS. The Corporation's Board of Directors is authorized and empowered to amend, alter, change or repeal the Corporation's By-Laws and to adopt new By-Laws.


                                  ARTICLE NINE

                                    DURATION

           The Corporation shall have perpetual duration and existence.

           THE UNDERSIGNED, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of this 19th day of August, 1996.

-------------------------------------------------------------------------------


                                   EXHIBIT B
                                       TO
                     STOCKHOLDER AND SUBSCRIPTION AGREEMENT


                                Form of By-laws


                     ______________________________________

                             FLEXIBLE FUNDING CORP.

                                    BY-LAWS
                     ______________________________________


                                   ARTICLE I

                                    OFFICES

        SECTION 1. PRINCIPAL AND REGISTERED OFFICE. The Corporation's principal office shall be in the City of Atlanta, County of Fulton, Georgia. The Corporation's registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle.

        SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the States of Georgia and Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require to the extent not prohibited by law.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

        SECTION 1. LOCATION. All meetings of shareholders shall be held at the Corporation's principal office in Atlanta, Georgia, or at such other place either within or without the States of Georgia or Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

        SECTION 2. ANNUAL MEETINGS. Annual meetings of shareholders shall be held on the date and time as shall be designated from time to time by the Board of Directors and stated in the


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

notice of the meeting. At the annual meeting, the shareholders shall elect a Board of Directors by plurality vote, and shall transact any other business as may properly come before the meeting.

        SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

        SECTION 4. SPECIAL MEETINGS. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman or the President, or a majority of the Board of Directors, or upon the written request of shareholders owning not less than 25% of all shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request by the shareholders shall state specifically the purpose or purposes of the proposed meeting.

        SECTION 5. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting, not less than 10 nor more than 60 days before the date of the meeting.

        SECTION 6. BUSINESS OF SPECIAL MEETINGS. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

        SECTION 7. SHAREHOLDER LIST. The officer who has charge of the Corporation's stock ledger shall prepare and make at least 10 days before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place is specified in the notice of the meeting or at the place where the meeting is to be held. The list of shareholders entitled to vote also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The original stock transfer books shall be the only evidence as to the shareholders entitled to examine the shareholder list or stock transfer book, or to vote at any meeting of shareholders.

     SECTION 8. QUORUM. The holders of a majority of the Corporation's shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the


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

power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to the shareholders entitled to vote at the meeting. Every meeting of the shareholders may be adjourned from time to time until its business is completed, and except as provided herein or by applicable law, no notice need be given of such adjourned meeting.

        SECTION 9. ACTION BY SHAREHOLDERS. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law or the Certificate of Incorporation, a different vote is required, in which case, such express provision shall govern and control the decision of such question.

        SECTION 10. VOTING. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, except as may otherwise be provided in the Certificate of Incorporation or any Certificate of Designation thereunder.

        SECTION 11. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        SECTION 12. ACTION WITHOUT A SHAREHOLDERS' MEETING. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares entitled to vote on such matters having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any such consent shall be delivered to the Corporation at its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the minutes of the proceedings of the shareholders. Any delivery made to the Corporation's registered office of corporate action by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

        SECTION 13. FORM OF WRITTEN CONSENT. Every written consent by a shareholder or shareholders shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective with respect to the action referred therein, unless, within 60 days of the earliest date of consent delivered as required by these By-Laws and the Delaware General Corporation Law, written consents signed by a sufficient number of shareholders to take action are delivered to the Corporation by delivery as provided in
Section 12 of this Article II.


                                  ARTICLE III

                               BOARD OF DIRECTORS

        SECTION 1. GENERAL, POWERS; NUMBER, TENURE AND QUALIFICATIONS. The Corporation's business, properties and affairs shall be managed by its Board of Directors (the "Board"), comprised of the number and type of directors determined in the Certificate of Incorporation. Directors shall be elected at each annual meeting of the shareholders, and shall hold office as provided in the Certificate of Incorporation and until their successors are elected and qualified. At all times, at least one member of the Board of Directors shall be an "Independent Director" (as defined in Section 8.06 of the Certificate of Incorporation and as further provided in Section 5.01 thereof.

        SECTION 2. VACANCIES. Vacancies in the Board shall be filled by the affirmative vote of a majority of the remaining directors even though such remaining directors constitute less than a quorum of the Board. A director elected to fill a vacancy shall serve a term as provided in the Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual or special meeting of shareholders. If there are no directors in office, then the shareholders may hold a special meeting to elect directors, at least one of whom shall be an Independent Director.

        SECTION 3. LOCATION OF MEETINGS. Meetings of the Board, regular or special, shall be held at the Corporation's principal office unless otherwise specified in the notice thereof, in which event the meeting shall be held where specified in the notice, either within or without the States of Georgia or Delaware.

        SECTION 4. ORGANIZATIONAL MEETINGS. The first meeting of each newly-elected Board shall be held on the day and time specified by the Corporation's Board. No notice of such meeting shall be necessary to the newly-elected directors in order to legally constitute the meeting, provided a quorum is present.


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


        SECTION 5. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and places as the Board by resolution may determine.

        SECTION 6. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman or President on 24 hours' personal, telephonic, telegraphic or facsimile notice to each director, or on three days' written notice to each director. Upon the written request of a majority of directors constituting the whole Board, special meetings may be called by the Chairman or President, and appropriate notice given. Any notice or waiver thereof of a special meeting, whether personal, telephonic, telegraphic or written, need not include a statement of the business to be transacted at, nor the purposes of, such special meeting except as expressly required by statute, the Corporation's Certificate of Incorporation or these By-Laws. Meetings of any committee of the Board may be called by the Chairman, the President, or by the chairman of the committee, at any time upon personal, telephonic, telegraphic or written notice to each member of such committee and need not include a statement of the business to be transacted at, nor the purposes of, such special meeting.

        SECTION 7. MEETINGS BY CONFERENCE TELEPHONE, ETC. Meetings of the Board, and of any committee thereof, may be held by means of a conference telephone or equivalent communication equipment by which all persons participating in the meeting can hear each other simultaneously. Participation by such means shall constitute presence in person at any such meeting.

        SECTION 8. QUORUM. At all meetings of the Board, a majority of the directors then holding office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise specifically be provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcements at the meeting, until a quorum shall be present.

        SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting or vote, if a written consent setting forth the action taken is signed by all members of the Board or committee, as the case may be, and such written consent or consents are filed with the minutes of proceedings of the Board or of such committee. Such consents shall have the same effect on a unanimous vote of the Board.

        SECTION 10. COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise all the powers and authority of the Board in


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

the management of the business and affairs of the Corporation during intervals between meetings of the Board, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority to declare a dividend or distribution from capital or earned surplus, issue shares of the Corporation, amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the shareholders a dissolution of the Corporation or a revocation thereof, fill vacancies in the Board, or amend these By-Laws, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Delaware General Corporation Law, Section 253, or adopt any plan of bankruptcy or reorganization under the United States Bankruptcy Code, as amended (the "Bankruptcy Code") or any similar state laws, or otherwise take any action described in Section 15 of this Article III. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

        SECTION 11. COMMITTEE MINUTES AND REPORTS. Each committee shall keep regular minutes of its meetings and report the same to the Board whenever required or requested.

        SECTION 12. COMPENSATION. The Board shall have the authority to fix the compensation of directors. The directors may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be compensated for attending committee meetings.

        SECTION 13. TRANSACTIONS WITH DIRECTORS, ETC. Insofar as not prohibited by applicable law, no contract or other transaction between the Corporation and one or more of its directors or any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at or participates in the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because his or their votes are counted for such purpose, if the contract or transaction is fair and reasonable to the Corporation and if either:

           (a) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the Board or committee which, in good faith, authorizes, approves or ratifies the contract or transaction by the affirmative vote or consent of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

           (b) The material facts as to his relationship or interest and as to such contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote or written consent of the shareholders; or

           (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board or a committee thereof or by the shareholders.

        SECTION 14. REMOVAL OF DIRECTORS. Any director may be removed from office only for cause, and the Independent Director may only be removed if a successor Independent Director has been designated who is qualified under the Certificate of Incorporation, and who is willing and able to serve as the Independent Director effective immediately upon the removal of such Independent Director.

        SECTION 15. INSTITUTION OF INSOLVENCY PROCEEDINGS. Notwithstanding anything to the contrary contained in the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws, the unanimous approval of the Board of Directors is required for the filing by the Corporation of a voluntary bankruptcy petition under Section 301 of the Bankruptcy Code, 11 U.S.C. Section 301, or any successor thereto, or consent to the institution of bankruptcy or insolvency proceedings against it, or the filing of a petition or consent to a petition seeking reorganization or relief under any applicable federal or state laws relating to bankruptcy or insolvency, or the consent to the appointment of receiver, liquidation, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or the making of any assignment for the benefit of creditors, or, except as required by law, the admittance in writing of its inability to pay its debts generally as they become due, or the taking of any corporate action in furtherance of any such action. When voting on matters subject to the vote of the Board of Directors, including those matters specified in this Section 15, notwithstanding that the Corporation is not then insolvent, the Independent Director shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation.


                                   ARTICLE IV

                                    NOTICES

     SECTION 1. MANNER OF GIVING NOTICE. Except as otherwise required by law, whenever notice is required to be given to any director or shareholder, such notice requirement can be satisfied by giving written notice by mail, postage prepaid, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given in person, or by telegram, facsimile or telephone.


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        SECTION 2. WAIVER OF NOTICE.  Whenever any notice is required to be given to any shareholder or director of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE V

                                    OFFICERS


        SECTION 1. OFFICERS, ELECTION, TERMS. The officers of the Corporation shall be a President, a Treasurer, and a Secretary. The Board may also elect a Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers as the Board may from time to time deem proper. At all times, at least one of the officers shall be an "Independent Officer" as defined in Section 8.06 of the Certificate of Incorporation and who is not affiliated, associated or related by blood or marriage to any other Corporation officer or director. Subject to paragraph 8.06(1) of the Certificate of Incorporation, the Corporation's officers shall be elected annually by the Board at its regular annual organizational meeting to serve for a term of one year and until their respective successors are elected and qualified. If the officers or any of them for any reason should not be elected at the regular annual meeting of the Board, they may be elected at any regular or special meeting of the Board. Any person may hold two or more of the offices in the Corporation except the same person may not serve as President and Secretary (or Assistant Secretary). The Board may in is discretion designate one or more of the Vice Presidents as Executive or Senior Vice Presidents.

        SECTION 2. DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected and serving, shall preside at all meetings of the shareholders and Board. He shall have authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation. He shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trusts, whether public or private, or by any government agency thereof, and owned or held by the Corporation, and to make, execute and deliver all instruments or assignments of transfer of any of such stocks, bonds or other securities. He may, with the approval of the Board, or shall, at the Board's direction, delegate any or all of such duties to the President.

        SECTION 3. DUTIES OF THE PRESIDENT. The President shall be the Corporation's chief executive officer and shall be responsible for all of the operations of the Corporation and shall report to the Board.


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


        The President shall be responsible to the Chairman and to the Board and shall see that all orders and resolutions of the Board are carried into effect. He shall, under the direction of the Board, have general supervision and direction of the other officers, employees and agents of the Corporation and shall see that their duties, as assigned by the Board, are properly performed. He shall designate and assign the duties of the officers under his supervision, with the approval of the Board or at their direction.

        The President shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; he shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for shares, bonds, or other securities or evidences of indebtedness issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation and to make, execute and deliver all instruments or assignments or transfers of any such stocks, bonds, or other securities. In the absence of the Chairman of the Board, or in the event a Chairman is not elected, the President shall have authority to do any and all things delegated to the Chairman of the Board by the Board or by any committee of the Board having authority.

        He shall have general authority over the Corporation's business, and if the office of Chairman of the Board is vacant, shall exercise the duties and have the powers of the Chairman of the Board, and shall have such other powers and perform such other duties as the Board may from time to time prescribe.

        SECTION 4. VICE PRESIDENTS. The Vice Presidents (in order of the Executive Vice President, Senior Vice President and other Vice Presidents, each class in order of the seniority of its respective members or as designated by resolution of the Board) shall, in the absence or disability of the Chairman and President, perform the duties and exercise the powers of said officers, and shall perform such other duties and exercise such other powers as the Board, the Chairman of the Board or the President may prescribe. One or more Vice Presidents may be designated by the Board as either "Executive Vice President" or "Senior Vice President."

        SECTION 5. TREASURER. The Treasurer shall be the Corporation's chief financial officer and shall have charge and custody of, and shall be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board, and a full financial report at the annual meeting of shareholders, if called upon so to do; shall receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.


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


        SECTION 6. ASSISTANT TREASURER. The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the Chairman of the Board, the President, the Treasurer or the Board. At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place.

        SECTION 7. SECRETARY. The Secretary, if present, shall act as secretary at all meetings of the Board and of the shareholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates representing shares of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these By-Laws; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for shares, securities or evidences of indebtedness of the Corporation; and, in general, shall perform all the duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board.

        SECTION 8. ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as from time to time may be assigned to them by the Chairman of the Board, the President, the Secretary or the Board. At the request of the Secretary, or in case of his absence or inability to act, any Assistant Secretary may act in his place.

        SECTION 9. COMPENSATION. The salaries of the Corporation's principal officers shall be fixed from time to time by the Board, after taking account of any recommendations by any committee to which the power to advise with respect to salaries is delegated by the Board. The Board may from time to time delegate to any principal officer or any committee power to fix the salaries of other officers, agents, factors and employees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by these By-Laws.

        SECTION 10. OTHER OFFICERS. The other officers of the Corporation shall perform such duties and shall exercise such powers as may be prescribed by the Board, or by the Chairman or the President acting under authority delegated them by the Board.

        SECTION 11. VACANCIES. Vacancies in office arising from any cause may be filled by action of the Board at any regular or special meeting of the Board, provided that in the case of a vacancy in the office held by the Independent Officer, such vacancy shall be filled with a person who, upon election to such office, shall be an Independent Officer.

        SECTION 12. REMOVAL OF OFFICERS. The Board may remove any officer from office at any time by a majority vote of the whole Board of Directors; provided, however, if there is only one Independent Officer, the Independent Officer may be removed only if a successor has been designated who is qualified under the Certificate of Incorporation and who is willing and able to serve in such capacity effective immediately upon the removal of the Independent Officer.


                                   ARTICLE VI

                     CONTRACTS, CHECKS, BANK ACCOUNTS, ETC.


        SECTION 1. CONTRACTS, ETC., HOW EXECUTED. The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized; and, unless so authorized by the Board or these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

        SECTION 2. LOANS. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless (i) authorized by the Board and (ii) all necessary consents as are required under the Certificate of Incorporation have been obtained. When so authorized, the Chairman of the Board, the President or a Vice President or the Treasurer may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances the Chairman of the Board, the President or a Vice President or the Treasurer shall make, execute and deliver, with the counter-signature, unless otherwise authorized by the Board of Directors including the affirmative vote of the Independent Director, of the Secretary or an Assistant Secretary, bonds, debentures, promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute and deliver instruments of mortgage or pledge or otherwise transfer such property. Any authority so granted by the Board may be general or confined to specific instances, and if the Board so provides, may be delegated by the person so authorized.

        SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board.

        SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Chairman of the Board, the President or any other officer or officers authorized by the Board shall direct in such banks, trust companies or other depositories as may be selected by the Chairman of the Board, the President or any other officer or officers or agents or agents to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by such officer or officers or agent or agents as shall be determined by the Chairman of the Board, the President or any other officer or officers designated by the Board.

        SECTION 5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board or the Chairman of the Board, the President or any other officer or officers designated by the Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as may be selected by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.


                                 ARTICLE VII

                                   SHARES

        SECTION 1. CERTIFICATES FOR SHARES. Every holder of shares shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of Corporation shares owned by him. Each such certificate shall be signed in the name of the Corporation by the Chairman or Vice Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The signature of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall cease to be such officer, transfer agent or registrar, before such certificate shall have been issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the shares represented by certificates, respectively, and the respective dates thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and a new certificate or certificates shall not be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled, except in cases otherwise provided for in this Article VII.

        SECTION 2. TRANSFER OF SHARES. Each transfer of Corporation shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as provided in this Article VII, upon the payment of any taxes thereon and the surrender of the certificate or certificates for such shares properly endorsed and in good delivery form. The person in whose name Corporation shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security and not absolutely, such fact, if known to the Corporation or to any such transfer agent, shall be so expressed in the entry of transfer if requested by both the transferor and transferee.

        SECTION 3. REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for Corporation shares. It may appoint, or authorize the Chairman or President to appoint, one or more transfer agents and one or more registrars, and may require all certificates for shares of the Corporation to bear the signature or signatures of any such transfer agents or registrars.

        SECTION 4. DATE FOR DETERMINING SHAREHOLDERS OF RECORD.

                (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                (b) If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required under the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered or principal office. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        SECTION 5. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any Corporation shares or other securities shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate(s) therefor, and the Board may, in its discretion, and after the expiration of such period of time as it may determine to be advisable, cause to be issued to him a new certificate or certificates for shares, upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon proof satisfactory to the Board of such loss or destruction, and the Board or its delegee may, in its discretion, require the owner of the lost, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum and with such surety or sureties as it may direct, or to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

        SECTION 6. EXAMINATION OF BOOKS BY SHAREHOLDERS OR BONDHOLDERS. The Board shall, subject to any applicable statutes, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the shareholders or bondholders; and no shareholder or bondholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by any such statute, unless and until authorized so to do by resolution of the Board or of the shareholders of the Corporation.


                                  ARTICLE VIII

                                WAIVER OF NOTICE

        Whenever any notice whatsoever is required to be given by these By-Laws or by statute, the person entitled thereto may in person, or in the case of a shareholder by his attorney thereunto duly authorized, waive such notice in writing (including, telegraph, cable, radio or wireless), whether before or after the meeting, or other matter in respect of which such notice is to be given, and in such event such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time, may be taken without such notice and without the lapse of any period of time.

                                   ARTICLE IX

                             BUSINESS COMBINATIONS

        The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law. Any "business combination" as defined in such Section 203 shall be governed by the Corporation's Certificate of Incorporation and by these By-Laws, without giving effect to said Section 203. This Article IX shall not be amended, altered or repealed except as provided by law, and by the Corporation's Certificate of Incorporation and these By-Laws.


                                   ARTICLE X

                                      SEAL

        The seal of the Corporation shall be in the form of a circle and shall bear the word "Delaware", and may also bear the name of the Corporation and the year of its incorporation. It need not be affixed to contracts and other agreements to which the Corporation is a party for such contracts and agreements to be binding.


                                 ARTICLE XI

                                 FISCAL YEAR

        The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


                                 ARTICLE XII

                                 AMENDMENTS

        These By-Laws (including, without limitation, this Article XIII) may be altered, amended or repealed or new By-Laws may be adopted by (i) the Board solely in the manner prescribed in the Corporation's Certificate of Incorporation, or by (ii) the Corporation's shareholders only upon the favorable vote of a majority of the voting shares and only at an annual or special meeting of shareholders where the notice of such meeting specifically described such action and contains a copy of the proposed alteration, amendment, or new By-Laws. The foregoing notwithstanding, Article III, Sections 1 and 15; and Article V, Sections 1, 11 and 12 may not be altered, amended or repealed except as provided in this Article IX, and in the case of Articles III and V, upon the unanimous vote of of the Board of Directors, including the affirmative vote of the Independent Director.

                                   EXHIBIT X

                           FORM OF SUBORDINATED NOTE

                                      ---

                               SUBORDINATED NOTE

                                                                 August 22, 1996

        1. Note. FOR VALUE RECEIVED, the undersigned, FLEXIBLE FUNDING CORP., a Delaware corporation ("FLEXIBLE-SPC"), hereby unconditionally promises to pay to the order of PRINTPACK, INC., a Georgia corporation ("PRINTPACK"), in lawful money of the United States of America and in immediately available funds, on the "COLLECTION DATE" (as defined in the "SALE AGREEMENT" referred to below) the aggregate unpaid principal sum outstanding of all "SUBORDINATED LOANS" made from time to time by Printpack to Flexible-SPC pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of August 22, 1996 between Printpack and Flexible-SPC (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT"). Reference to
SECTION 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

        2. Interest. Flexible-SPC further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; PROVIDED, HOWEVER, that if Flexible-SPC shall default in the payment of any principal hereof, Flexible-SPC promises to, on demand, pay interest at the rate of the Base Rate plus 2.00% on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; PROVIDED, HOWEVER, that Flexible-SPC may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

        3. Principal Payments. Printpack is authorized and directed by Flexible-SPC to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by Flexible-SPC, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; PROVIDED THAT neither the failure of Printpack to make any such entry or any error therein shall expand, limit or affect the obligations of Flexible-SPC hereunder.

        4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of Flexible-SPC's recourse obligations under that certain Receivables Purchase Agreement dated as of August 22, 1996 by and among Flexible-SPC, Falcon Asset Securitization Corporation, certain financial institutions party thereto as "PURCHASERS", and The First National Bank of Chicago, as the "AGENT" (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "SENIOR CLAIMANTS") under the Purchase Agreement. Until the date on which all "CAPITAL" outstanding under the Purchase Agreement has been repaid in full and all other obligations of Flexible-SPC and/or the Servicer thereunder and under the "FEE LETTER" referenced therein (all such obligations, collectively, the "SENIOR CLAIM") have been indefeasibly paid and satisfied in full, Printpack shall not demand, accelerate, sue for, take, receive or accept from Flexible-SPC, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; PROVIDED, HOWEVER, that (i) Printpack hereby agrees that it will not institute against Flexible-SPC any proceeding of the type described in SECTION 6.1(E) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict Flexible-SPC from paying, or Printpack from requesting, any payments under this Subordinated Note so long as Flexible-SPC is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Printpack in violation of the immediately preceding sentence, Printpack agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

        5. Bankruptcy; Insolvency. Upon the occurrence of any Servicer Default described in SECTION 7.1(C) of the Purchase Agreement involving Flexible-SPC as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "DISCOUNT" accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Discount is an allowable claim in any such proceeding) before Printpack is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of Flexible-SPC of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

        6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with SECTION 9.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

        7. Governing Law. This Subordinated Note has been made and delivered at Atlanta, Georgia, and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws and decisions of the State of Georgia. Wherever possible each provision of this Subordinated Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordinated Note.

        8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Printpack additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

        9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Printpack without the prior written consent of the Agent, and any such attempted transfer shall be void.

                                FLEXIBLE FUNDING CORP.


                                By:__________________________
                                   Title:

                                  SCHEDULE
                                     TO
                              SUBORDINATED NOTE


                SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL



    Amount of              Amount              Unpaid
   Subordinated              of               Principal      Notation
Date        Loan       Principal Paid          Balance       made by
----        ----       --------------         ---------      --------

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

_______  ___________     ____________       ____________     __________

                                   SCHEDULE A

                  DOCUMENTS AND RELATED ITEMS TO BE DELIVERED
                      ON OR PRIOR TO THE INITIAL PURCHASE


I.   Receivables Sale Agreement

     A. Receivables Sale Agreement dated as of August 22, 1996 (the "SALE AGREEMENT") by and between Printpack, Inc., a Georgia corporation (the "ORIGINATOR"), and Flexible Funding Corp., a Delaware corporation
("FLEXIBLE-SPC"), with the following exhibits:


        Exhibit I     -    Definitions
        Exhibit II    -    Places of Business of Originator; Locations of Records;
                           Trade Names; Prior Names; Federal Employer I.D. Number
        Exhibit III   -    Lockboxes; Collection Accounts; Concentration Accounts; and
                           Depositary Accounts
        Exhibit IV    -    Compliance Certificate
        Exhibit V     -    Collection Account Agreement
        Exhibit VI    -    Credit and Collection Policy
        Exhibit VII   -    Form of Monthly Report
        Exhibit VIII  -    Form of Weekly Report
        Exhibit IX    -    Stockholder and Subscription Agreement
        Exhibit X     -    Subordinated Note


     B. Revolving Subordinated Note dated August 22, 1996 executed by Flexible-SPC in favor of the Originator.

     C. Stockholder and Subscription Agreement dated as of August 22, 1996 by and between the Originator and Flexible-SPC.

     D. Certificate of the Originator's [Assistant] Secretary certifying:

        1. An attached copy of the Originator's Articles of Incorporation (certified within 30 days prior to closing by the Georgia Secretary of State)

        2. An attached copy of the Originator's By-Laws

         3. An attached copy of resolutions of the Originator's Board of Directors authorizing the Originator's execution, delivery and performance of the Sale Agreement and related documents

         4. The names, titles and specimen signatures of the Originator's officers authorized to execute and deliver the Sale Agreement and related documents

     E. Good standing certificates for the Originator from the following states certified within 30 days prior to closing:

          1. Georgia
          2. Arizona (photocopy)
          3. California (photocopy)
          4. Delaware (photocopy)
          5. Illinois (photocopy)
          6. Indiana (photocopy)
          7. Louisiana (photocopy)
          8. Minnesota (photocopy)
          9. Missouri (photocopy)
         10. New Jersey (photocopy)
         11. North Carolina (photocopy)
         12. Ohio (photocopy)
         13. Pennsylvania (photocopy)
         14. Tennessee (photocopy)
         15. Texas (photocopy)
         16. Tennessee (photocopy)
         17. Texas (photocopy)
         18. Virginia (photocopy)
         19. Wisconsin (photocopy)

     F. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against the Originator.

     G. UCC Financing Statements naming the Originator, as debtor, Flexible-SPC, as secured party, and The First National Bank of Chicago, as Agent, as assignee of secured party, for filing in the following jurisdictions:

         1. Fulton County, Georgia.

     H. Post-filing UCC lien searches against the Originator from the following jurisdictions:

         1. Fulton County, Georgia.

     I.  Collection Account Agreement

         1. SunTrust

     J.  Opinions of Alston & Bird:

         1. Corporate/UCC opinion
         2. True sale opinion
         3. Non-consolidation opinion

     K. CFO's Certificate re no Servicer Default or Potential Servicer Default and absence of Material Adverse Effect since March 31, 1996.

     L.  Intercreditor Agreement.


II.  Receivables Purchase Agreement

     A. Receivables Purchase Agreement dated as of August 22, 1996 (the "INVESTOR AGREEMENT") by and among Flexible-SPC, Falcon Asset Securitization Corporation ("FALCON"), various Investors, and The First National Bank of Chicago, as Agent (in such capacity, the "AGENT") with the following exhibits:


        Exhibit I     -    Definitions
        Exhibit II    -    Places of Business of Flexible-SPC; Locations of Records;
                           Trade Names; Federal Employer I.D. Number
        Exhibit III   -    Lockboxes; Collection Accounts; Concentration Accounts; and
                           Depositary Accounts
        Exhibit IV    -    Compliance Certificate
        Exhibit V     -    Collection Account Agreement
        Exhibit VI    -    Credit and Collection Policy
        Exhibit VII   -    Form of Monthly Report
        Exhibit VIII  -    Form of Weekly Report
        Exhibit IX    -    Form of Purchase Notice


     B. Fee Letter dated as of August 22, 1996 by and between Flexible-SPC and the Agent.

     C. Certificate of Flexible-SPC's [Assistant] Secretary certifying:

        1. An attached copy of Flexible-SPC's Certificate of Incorporation (certified within 30 days prior to closing by the Delaware Secretary of State)

        2. An attached copy of Flexible-SPC's By-Laws

        3. An attached copy of resolutions of Flexible-SPC's Board of Directors authorizing Flexible-SPC's execution, delivery and performance of the Investor Agreement and related documents

        4. The names, titles and specimen signatures of Flexible-SPC's officers authorized to execute and deliver the Investor Agreement and related documents

     D. Good standing certificates for Flexible-SPC from the following states certified within 30 days prior to closing:

        1. Delaware
        2. Georgia

     E. UCC Financing Statements naming Flexible-SPC, as debtor, and the Agent, as secured party, for filing in the following jurisdictions:

        1. Fulton County, GA

     F. Post-filing UCC lien searches against Flexible-SPC from the following jurisdictions:

        1. Fulton County, GA

     G. Collection Account Agreement

        1. SunTrust

     H. Purchase Notice executed by Flexible-SPC.

     I. Opinion of Flexible-SPC's counsel re corporate/UCC issues

     J. CFO's Certificate re no Servicer Default or Potential Servicer Default and absence of Material Adverse Effect since March 31, 1996.

     K. Weekly Report.

     L. Monthly Report.


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